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EXHIBIT 10.1

HUMANA MARKETING & DISTRIBUTION AGREEMENT

BETWEEN

HUMANA MARKETPOINT, INC. AND HUMANA INSURER AFFILIATES

AND

GRANDPARENTS HEALTH PLANS, LLC

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REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN

FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

HUMANA MARKETING & DISTRIBUTION AGREEMENT

THIS MARKETING & DISTRIBUTION AGREEMENT (the “Agreement”), effective as of September 1, 2012, is made and entered into by and between HUMANA MARKETPOINT, INC., a Kentucky corporation whose principal place of business is 500 West Main Street, Louisville Kentucky 40202, and, for purposes of Article 1 and Exhibits 3A, 3B, 4, and 5, affiliates of HUMANA MARKETPOINT, INC. that offer or insure the Products (the “Humana Insurer Affiliates,” and with HUMANA MARKETPOINT, INC., “Humana”), and GRANDPARENTS HEALTH PLANS, LLC, a Florida limited liability company subsidiary of Grandparents.com, Inc., operator of the Grandparents.com website and affiliated sites over which Grandparents.com, Inc., has over 50% ownership and voting control, with a principal address of 5299 DTC Blvd, Suite 425, Greenwood Village, CO 80111, and its subsidiaries and affiliates that produce insurance business (collectively, “Group Producing Agency” or “GPA”). Humana and GPA hereinafter may be referred to individually as a “Party,” or collectively as the “Parties.”

WITNESSETH :

WHEREAS, Humana offers Products as defined in Exhibit 1 – Approved Products (collectively “Products”);

WHEREAS, GPA is authorized to act as a broker or managing general agent and is an insurance agency licensed to sell Products in all states and other jurisdictions in which GPA intends to sell the Products under this Agreement as defined in Exhibit 2 – Definition of Service Area (“Service Area”);

WHEREAS, the Parties desire that GPA be authorized to offer and sell the Products through licensed and appointed employed or contracted agents of GPA (“GPA Agents”) all in accordance with and subject to the terms and conditions set forth more fully herein;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties hereto agree as follows:

ARTICLE 1

APPOINTMENT OF GPA AND GPA RESPONSIBILITIES

SECTION 1.1 PRODUCTS. Humana hereby extends to GPA the right to solicit and sell Products, as specified in Exhibit 1 – Approved Products, which may be amended at any time upon written notice from Humana, to individuals residing within the Service Area, provided that GPA and any such sale comply with the terms and conditions of this Agreement. GPA is specifically restricted from marketing and/or selling Products to individuals residing outside of the Service Area as defined in Exhibit 2 – Definition of Service Area of this Agreement.

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FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECTION 1.2 SELECTION OF AGENTS. Humana hereby authorizes GPA to select representatives who are employed by or contracted with GPA for appointment with Humana for the solicitation and sales of the Products in Service Area. GPA will cause all necessary appointment forms for each representative to be completed and shall forward to Humana all completed appointment forms for final processing. Every representative of GPA shall be advised that said representative's actions in connection with the sale of the Products are subject to the terms and conditions contained in the Agreement and all applicable Exhibits and Addenda thereto. Humana shall have sole discretion to appoint, refuse to appoint, or terminate the appointment of any representative as an insurance agent of Humana. Upon termination of the appointment, GPA shall promptly advise representative within five (5) calendar days of such termination of authorization to sell the Products and shall otherwise take all additional actions necessary to terminate the sales activities of such GPA Agent or other GPA representative contemplated under this Agreement.

SECTION 1.3 GPA AND GPA AGENTS’ INSURANCE COMPLIANCE. Prior to allowing any GPA Agent to solicit or sell any Products, GPA shall obtain and maintain in effect, on its behalf, any and all licenses and appointments legally required to perform its responsibilities under this Agreement. GPA shall provide to Humana evidence of such licenses promptly upon request. Prior to allowing any GPA Agent to solicit or sell the Products, GPA shall also require any GPA Agent to be validly licensed as a life and health insurance agent in accordance with the applicable jurisdictional requirements for the solicitation and sale of the Products. In the event a GPA Agent or other GPA representative fails or refuses to submit to supervision of GPA or otherwise fails to meet the rules and standards imposed by GPA on its representatives, GPA shall advise Humana of this fact immediately. GPA shall also immediately notify such GPA Agent or representative that he or she is no longer authorized to sell any Products, and GPA shall take whatever additional action may be reasonably necessary to terminate the sales activities of such GPA Agent or representative relating to the Products.

SECTION 1.4 QUALIFICATIONS OF AGENTS. GPA shall not permit any representative to offer or sell the Products in any state or jurisdiction on behalf of GPA unless GPA and such representative is (i) first duly appointed as a GPA Agent by the specific Humana Insurer Affiliate(s) offering or issuing the specific Product, and (ii) appropriately licensed to offer and sell the Products under the insurance laws of the state or jurisdiction for the specific Humana Insurer Affiliate(s) offering or issuing the specific Product.

SECTION 1.5 [***]

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SECTION 1.6 SERVICING POLICYHOLDERS. Humana shall be responsible for all service requirements and administration regarding issued Products, including, but not limited to, claims processing, policy issuance, policy changes, pricing, and sales made through Humana’s call center and websites. GPA shall have no authority to make, alter, modify or discharge any plan, policy or contract; extend any provision thereof; extend the time for payments; waive any forfeiture; deliver any individual policy or contract or incur any debts or expenses for which Humana may be liable. GPA shall not otherwise be prohibited or restricted from assisting and providing service to individuals who have purchased Products through GPA. Subject to HIPAA, Gramm-Leach-Bliley Act and any and all other applicable state or federal laws and regulations governing the use of personally identifiable information, the right to use the name of insured persons who have purchased Products under this Agreement, shall be the sole right of Humana.

SECTION 1.7 MUTUAL COOPERATION. Humana and GPA shall cooperate with each other in all commercially reasonable ways necessary to carry out the intent and purpose of this Agreement. At the request of either Party, the Parties shall meet on a quarterly basis to assess their respective performance and to develop plans to improve such performance. Humana or its employee, subcontractor, or agent shall have direct communication access to GPA’s sales management and its sales and support personnel, including GPA Agents, through use of mail, e-mail, facsimile, or telephone, to update them on such matters as Humana may determine are necessary to the continued development of such personnel, including Product development and revisions, and sales results.

SECTION 1.8 PRODUCT SPECIFIC TERMS AND CONDITIONS. GPA agrees to comply, and shall require all GPA Agents to comply, with all additional Product-specific terms and conditions set forth in Exhibit 3(A and/orB) – Product-Specific Addenda. GPA and GPA Agents are required to communicate accurately Product plan design to the prospective member during any sales presentation and/or enrollment; without limiting the foregoing, when attempting to market or sell any HMO Product, GPA and GPA Agent are required to communicate the process of selecting a primary care physician (“PCP”) and the need for a referral from the PCP prior to consulting with any specialist once enrolled in an HMO Product.

SECTION 1.9 COMMISSIONS, ADMINISTRATIVE FEES, AND OVERRIDES. Humana shall arrange for payment to GPA of commissions payable on sales of the Products sold as further set forth in Exhibit 3(A and/or B) – Product-Specific Addenda. In addition and to the extent applicable, Humana shall pay GPA the administrative fees and/or overrides described in Exhibit 3(A and/or B) – Product-Specific Addenda as consideration for the administrative services set forth therein.

ARTICLE 2

MARKETING MATERIALS

SECTION 2.1 SUPPLY AND FORM OF APPLICATIONS. Humana shall have full responsibility for the form and content of applications and shall provide GPA with access to an enrollment application system without charge. GPA may use its own enrollment application system if approved in writing by Humana. Humana shall provide GPA, without charge, with electronic/online versions of the application forms, and for Medicare Products, with as many copies of the forms required for Product enrollment as GPA may reasonably request. GPA shall require use of any enrollment application system provided by Humana in lieu of paper-based applications whenever practical. Humana reserves the right in its sole discretion to review and/or reject any applications and to return or refund to an applicant such applicant’s fee. In the event that Humana rejects an application solicited by a GPA Agent, Humana will return all fees paid by the applicant to such applicant and will promptly notify GPA in writing of any such action.

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SECTION 2.2 SUPPLY AND DISTRIBUTION OF PROMOTIONAL MATERIAL.

(a)	The production and distribution expenses of any promotional, sales, and advertising material to be used and/or distributed by GPA in direct-mail campaigns, online campaigns, or any other marketing campaign (“Direct-Mail Product Marketing Materials”) related to Products, or Medicare-related products in general, if any, shall be the responsibility of GPA, provided that all Direct-Mail Product Marketing Materials produced by GPA must be approved by Humana prior to any distribution by GPA. Humana will file such Direct-Mail Product Marketing Materials or will cause such Direct-Mail Product Marketing Materials to be filed with regulatory authorities, if required by applicable law, rule, or regulation. Under no circumstances shall GPA use and/or distribute any Direct-Mail Product Marketing Materials, unless those items have been approved in writing by Humana. If requested by GPA, Humana will provide templates of approved marketing materials in order to ensure compliant marketing practices. Any manuals, applications, policy lists and all supplies furnished to GPA by Humana shall remain the property of Humana and shall be immediately returned to Humana upon the expiration or termination of this Agreement.

(b)	The production and distribution expenses of Humana-produced promotional, sales, and advertising material to be used and/or distributed by GPA upon Humana’s sole determination (“Humana-Produced Product Marketing Materials”) related to Products shall be the sole responsibility of Humana. GPA shall not copy or otherwise reproduce, modify or make alterations to, in whole or in part, any Humana-Produced Product Marketing Materials, including but not limited to product marketing materials templates, provided by Humana to GPA without the express prior written consent of Humana.

SECTION 2.3 TELEMARKETING. To the extent GPA engages in telemarketing activities to market Products under this Agreement, GPA shall establish a comprehensive telemarketing compliance program to ensure all state and federal rules governing telemarketing and “Do Not Call” lists are met.

SECTION 2.4 SECURITY. GPA shall comply with Humana’s Information Technology Security requirements set forth in Exhibit 4 – Information Technology Security.

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ARTICLE 3

CONFIDENTIALITY AND INTELLECTUAL PROPERTY RIGHTS

SECTION 3.1 CONFIDENTIALITY. GPA will regard and preserve as trade secrets, proprietary and confidential all past, present and future business activities and all information related to the business of Humana, its parent company and its subsidiaries and affiliated companies and its or their clients, members and/or enrollees, that may be obtained from any source, whether written or oral, as well as all information on Humana's mainframe, networks, LANs and workstations and all software, middleware, firmware, groupware and licensed internal code whether owned or licensed currently or in the future accessed by GPA by any direct or remote access method and also including but not limited to any information relating to the pricing, software or technical information, hardware, methods, processes, financial data, lists, apparatus, statistics, program, research, development or related information of Humana, its subsidiaries or affiliated companies or its clients, patients, members and/or enrollees concerning past, present or future business activities of said entities, and/or the results of the provision of Products provided by Humana under this Agreement (collectively “Confidential Information”). Except as reasonably required to perform its duties and obligations under this Agreement or as required under applicable law, GPA shall not, directly or indirectly, disclose, sell or otherwise transfer or make available to any third party, or use for any purpose, any Confidential Information. Without limiting the foregoing, GPA shall not communicate or otherwise utilize the social security number, of any Humana client, member, beneficiary, subscriber or enrollee for purposes other than meeting internal administrative business needs as restricted by state rules, laws, and regulations or as required by Humana and shall not utilize the social security number of any client, member, beneficiary, subscriber or enrollee on any external communication to that client, member, beneficiary, subscriber or enrollee.

Upon the written request of Humana, GPA shall deliver to Humana all items, including, but not limited to, data, drawings, descriptions, test data or other papers or documents, which may contain any Confidential Information, as well as any copies thereof, that GPA has in its possession.

Confidential Information does not include information that: (i) has been previously published or is now or becomes public knowledge through no fault of GPA; (ii) can be established by documentary evidence to have been in the lawful possession of GPA at the time of disclosure; (iii) can be established by documentary evidence to have been made available to GPA, without restriction on disclosure, by a third party not under obligation of confidentiality with respect to the disclosed information; (iv) can be established by documentary evidence to have been independently developed or sourced by GPA; (v) constitutes know-how which in ordinary course becomes indistinguishable from the know-how of GPA; or (vi) is in response to a valid order by a court of competent jurisdiction or otherwise required by law.

SECTION 3.2 PROTECTED HEALTH INFORMATION. In addition to the confidentiality obligations set forth herein, Protected Health Information (“PHI”) shall be kept confidential and protected in accordance with Exhibit 5 – HIPAA Business Associate Agreement (“BAA”). If there is any conflict between the terms of this Agreement and the BAA, the BAA shall govern.

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SECTION 3.3 NAME AND LOGO. GPA shall not use the name or mark of Humana in any advertising or publicity releases without securing the prior written approval of Humana. GPA shall make no use or reference to the name of any Humana associate, the Humana name, or the Humana logo in any advertising, marketing or other material in any way unless prior written permission is received by Humana in each circumstance for each such use or reference. Humana reserves the right to terminate this Agreement immediately without any cure period if GPA violates its obligations as set forth in this section and such violation shall be considered a Material Breach, as defined in section 7.3 of this Agreement.

SECTION 3.4 MATERIAL BREACH. GPA acknowledges and agrees that, in the event of any breach of this Article 3 by GPA or any GPA Agent or other GPA representative, Humana will be irreparably and immediately harmed and unable to be made whole by monetary damages. It is accordingly agreed that Humana, in addition to any other remedy to which it may be entitled at law or in equity, will be entitled, without notice or bond, to temporary restraining orders and permanent injunctions prohibiting disclosure of the Confidential Information by GPA and any and all persons acting in concert with GPA and/or to compel specific performance of this Agreement. GPA agrees to indemnify Humana, and its successors and permitted assigns, for all damages, costs, and expenses (including, without limitation, its reasonable attorneys’ fees) as a consequence of GPA’s unauthorized disclosure or use of any Confidential Information or in pursuit of any remedy therefore.

SECTION 3.5 INTELLECTUAL PROPERTY RIGHTS. GPA agrees that Humana is the sole owner of all Confidential Information disclosed to GPA. Nothing in this Agreement will be construed to convey to GPA any right, title, interest or copyright in any Confidential Information or any license to use, sell, exploit, copy or further develop any such Confidential Information. Humana retains the right to all of its ideas, know-how, skills, tools, techniques, intellectual property and processes belonging exclusively to Humana prior to this Agreement.

SECTION 3.6 SURVIVAL. This Article 3 shall survive any termination or expiration of this Agreement.

ARTICLE 4

INDEMNIFICATION

SECTION 4.1 INDEMNIFICATION. Each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party and any officer, director, employee, or agent of such other Party (each, an “Indemnified Party”), against any and all losses, claims, damages, or liabilities (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit, or proceeding or any claim asserted) (collectively, “Losses”), to which an Indemnified Party may become subject, insofar as such Losses arise out of or are based upon:

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(a)	a breach by the Indemnifying Party of any representation, warranty, or agreement contained in this Agreement;

(b)	any willful misconduct or negligence by the Indemnifying Party, in the performance of, or failure to perform, its respective obligations under this Agreement, except to the extent such Losses result from the willful misconduct or negligence of an Indemnified Party;

(c)	violation(s) by the Indemnifying Party of applicable federal or state insurance laws or regulations; or

(d)	An actual or alleged direct or indirect omission or commission by the Indemnifying Party that causes an Indemnified Party to violate any applicable law.

An Indemnified Party will look to the assets of the Indemnifying Party for such indemnification or any insurance coverage of the Indemnifying Party, and not to any officer, director, member, employee, representative, agent, or affiliate of the Indemnifying Party.

SECTION 4.2 NOTIFICATION AND PROCEDURES. After receipt by GPA under this Agreement of notice of the commencement of any action, if a claim in respect thereof is to be made against GPA, GPA will notify Humana in writing of the commencement thereof as soon as practicable thereafter, provided that the omission so to notify Humana will not relieve GPA from any liability under this Agreement. GPA shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of GPA.

SECTION 4.3 LEGAL PROCEEDINGS. Both Parties will communicate and cooperate in any action or settlement, but each Party retains the right to settle and resolve disputes with third parties on its own behalf. GPA, GPA Agents, and any employees or agents assisting GPA in the performance of its obligations under this Agreement shall be made available to Humana, at no cost to Humana, to testify as witnesses, or otherwise, in the event of demands, claims, litigation or administrative proceedings being made against Humana, its directors, officers, employees, or agents that involve the GPA, GPA Agents, or any employees or agents assisting GPA.

Section 4.4 Insurance Requirements. During the term of this Agreement, GPA agrees to purchase the following insurance coverage from an authorized insurance company:

(a)            GPA shall carry worker's compensation insurance as required by the laws of the country and state in which work is being performed;

(b)            GPA shall carry comprehensive general liability insurance with limits for bodily injury and property damage of not less than $3,000,000 in the aggregate and per occurrence;

(c)            GPA shall carry employee theft & dishonesty (fidelity) coverage for claims arising from fraudulent or dishonest acts on the part of any GPA employee and GPA providing services under this Agreement. This fidelity coverage shall have limits of not less than $1,000,000 in the aggregate and per occurrence; and

(d)            GPA shall carry errors and omissions (professional liability) coverage with limits of not less than $3,000,000 for each occurrence.

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Humana shall be named as an additional insured on coverage described in subsections (b), (c), and (d) above and Humana shall be listed as a party to receive notice of cancellation by the insurance company. GPA shall also provide certificates of insurance promptly upon Humana’s request. Such above insurance shall not be reduced nor canceled by GPA unless such insurance be replaced by another qualified carrier without a lapse of coverage. Any changes in carriers under subsection (d) above shall include a retroactive date covering any losses from the effective date of this Agreement. Such insurance shall be primary and noncontributory to any insurance maintained by Humana.

SECTION 4.5 SURVIVAL. Sections 4.1, 4.2, and 4.3 shall survive any termination or expiration of this Agreement.

ARTICLE 5

GOVERNING LAW AND DISPUTE RESOLUTION

SECTION 5.1 GOVERNING LAW. The validity, construction and performance of this Agreement and the legal relations among the Parties to this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky without giving effect to its conflict of law principles. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods, the application of which is expressly excluded.

SECTION 5.2 VENUE. The Parties agree that the federal or state courts sitting in Jefferson County, Kentucky, shall be the exclusive courts of jurisdiction and venue for any litigation, special proceeding or other proceeding as between the Parties that may be brought, or arise out of, or in connection with, or by reason of this Agreement.

SECTION 5.3 COMPLIANCE WITH THE LAW. GPA agrees that it will comply with all applicable state and federal laws and regulations governing the Products and/or the conduct of GPA and GPA Agents under this Agreement. Without limiting the foregoing, to the extent Humana has delegated any of its responsibilities or services as a carrier to GPA, GPA shall comply with all laws and regulatory requirements or obligations specifically placed on carriers with regard to such responsibilities or services. GPA shall not discriminate in its employment practices against any person by reason of race, age, creed, handicap, religion, color, sex, sexual orientation, disability or national origin. GPA agrees to comply with laws and orders relating to the employment of handicapped, the employment of veterans and the use of minority business enterprises, as well as any and all other federal, state, county and local laws, ordinances, regulations and codes, as well as the applicable laws and/or regulations of any foreign jurisdiction, to the extent that same are applicable to this Agreement.

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SECTION 5.4 REGULATORY CHANGES AND REFORM. The Parties acknowledge that each of their abilities to perform those duties as defined by this Agreement, including the payment of compensation and sale of Product, may be impacted by federal and or state legislation or regulation reform (“Reform”). Should such Reform occur and should the impact of such Reform modify the regulations, business practices, or the economic model under which Humana and GPA perform their duties, Humana may modify this Agreement to reflect any material change resulting from such regulation, business practice, or economic model change, by providing written notice to GPA. The timing to implement such modification shall be controlled by the Reform and shall be stated in said written notice.

SECTION 5.5 DISPUTE RESOLUTION. “Dispute” shall be defined as a disagreement that the Parties have been unable to resolve by the normal and routine channels ordinarily used for such matters with customer service representatives or other designated personnel of each Party handling inquiries and complaints through informal contact. The Parties intend that all Disputes arising under this Agreement be resolved expeditiously, amicably, and at the level within each Party’s organization that is most knowledgeable about the disputed issue. Written notice shall be given by the disputing Party to the other Party setting forth the nature and details of any Dispute (a “Dispute Notice”). The Parties shall use their reasonable good faith efforts to resolve any Dispute. If the Parties are still unable to resolve the Dispute within sixty (60) days from the issuance of the initial Dispute Notice, either Party may choose to arbitrate the dispute pursuant to Section 5.6 below.

SECTION 5.6 ARBITRATION.

(a)	Agreement to Arbitrate. The Parties agree that any Dispute arising out of this Agreement which cannot be settled by mutual agreement pursuant to Section 5.5 shall be submitted to final and binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), including Disputes concerning the scope, validity, or applicability of this agreement to arbitrate (“Arbitration Agreement”). The Parties agree that this Arbitration Agreement is subject to, and shall be interpreted in accordance with, the Federal Arbitration Act, 9 U.S.C. §§1-14. No claim or allegation shall be excepted from this Arbitration Agreement, including alleged breaches of the Agreement, alleged violations of state or federal statutes or regulations, tort or other common law claims, and claims of any kind that a Party to the Agreement has conspired or coordinated with, or aided and abetted, on or more third parties in violation of law. Without limiting the foregoing, this Arbitration Agreement requires arbitration of Disputes involving antitrust, racketeering and similar claims. This Arbitration Agreement supersedes any prior arbitration agreement between the Parties. The Parties agree to arbitrate Disputes arising from the Parties’ business relationship prior to the effective date of the Agreement under the terms of this arbitration provision. This Arbitration Agreement, however, does not revive any claims that were barred by the terms of prior contracts, by applicable statutes of limitations or otherwise.

(b)	Arbitration Process. The arbitration shall be conducted by one neutral arbitrator selected by the Parties from a panel of arbitrators proposed by the AAA. The arbitrator shall have prior professional, business or academic experience in healthcare, managed care, or health insurance matters. In the event of an arbitration of antitrust claims, the arbitrator shall have prior professional, business or academic experience in antitrust matters. The arbitration shall be conducted in Louisville, Kentucky. The cost of any arbitration proceeding(s) hereunder shall be borne equally by the Parties. Each Party shall be responsible for its own attorneys’ fees and such other costs and expenses incurred related to the proceedings, except to the extent the applicable substantive law specifically provides otherwise.

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(c)	Joinder; Class Litigation. Any arbitration under this Arbitration Agreement shall be solely between Humana and GPA, shall not be joined with another lawsuit, claim, dispute or arbitration commenced by any other person, and may not be maintained on behalf of any purported class.

(d)	Expense of Compelling Arbitration. If either Party commences a judicial proceeding asserting claims subject to this Arbitration Agreement or refuses to participate in an arbitration commenced by the other Party, and the other Party obtains a judicial order compelling arbitration of such claims, the Party that commenced the judicial proceeding or refused to participate in an arbitration in violation of this Arbitration Agreement shall pay the other Party’s costs incurred in obtaining an order compelling arbitration, including the other Party’s reasonable attorneys’ fees.

(e)	Judgment on the Decision and Award. Judgment upon the decision and award rendered by an arbitrator under this Arbitration Agreement may be entered in any court having jurisdiction thereof.

(f)	Notwithstanding the foregoing, nothing in this Section 5.6 shall prevent either Party from seeking injunctive relief from a court of competent jurisdiction.

ARTICLE 6

COMPLAINTS, INVESTIGATIONS, AND DISCIPLINARY PROCEEDINGS

SECTION 6.1 COOPERATION. Each Party hereto shall cooperate fully in any regulatory investigation, proceeding, or inquiry, or in any judicial proceeding arising in connection with this Agreement or the activities contemplated by this Agreement.

SECTION 6.2 NOTIFICATION. The Parties agree that each Party will notify the other Party in writing in a timely fashion of any material developments or regulatory actions that would affect the sale of the Products under this Agreement.

SECTION 6.3 RIGHT TO AUDIT. GPA shall keep and hold regular and accurate records of all transactions related to this Agreement. Humana shall have the right to audit such records as required by law and shall provide GPA reasonable notice of its intent to exercise such right. Records shall be preserved for a period of at least ten years or longer if required by law, and shall be open to examination and available for review and copying by Humana. GPA shall bear its own expenses related to any audits or reviews conducted pursuant to this Section 6.3. If any audit results in an adjustment to prior billings/compensation (either an overcharge in billings or underpayment to GPA), then Humana will make such adjustment, as the case may be, within forty-five (45) days of receiving written notice and invoice of such audit findings.

SECTION 6.4 SURVIVAL. This Article 6 shall survive any termination or expiration of this Agreement.

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ARTICLE 7

TERM AND TERMINATION

SECTION 7.1 EFFECTIVE DATE. The effective date of this Agreement shall be September 1, 2012 (“Effective Date”).

SECTION 7.2 TERM. The term of this Agreement will be three (3) years from the Effective Date.

SECTION 7.3 TERMINATION FOR CAUSE. In the event a Party commits any Material Breach of this Agreement, then the other party may terminate this Agreement by providing the breaching Party with thirty (30) calendar days written notice describing the Material Breach in reasonable detail and, if such Material Breach can be cured, providing the breaching Party an opportunity to cure such Material Breach to the reasonable satisfaction of the non-breaching Party. In the event the breaching Party fails to cure the Material Breach within said thirty (30) calendar-day period, this Agreement shall automatically terminate. For purposes of this Agreement, a Material Breach shall be defined as a Party’s failure to perform its duties and obligations as required by this Agreement, including, but not limited to, breach of (i) privacy, confidentiality, or security obligations; (ii) payment obligations; (iii) service obligations due to issuer insolvency; or (iv) regulatory requirements (“Material Breach”).

SECTION 7.4 TERMINATION NOT FOR CAUSE. Either Party may terminate this Agreement, without cause, upon ninety (90) calendar days’ written notice to the other Party.

SECTION 7.5 CONTINUATION OF OBLIGATIONS. Notwithstanding any termination of this Agreement, each Party to this Agreement will continue in the performance of all duties and obligations hereunder for all Products issued prior to the termination of this Agreement until such time as all underlying policies for such issued Products have been terminated. Termination of this Agreement for any reason, including for cause, (i) will terminate all underlying GPA appointments by the Humana Insurer Affiliates, but (ii) will not terminate GPA's rights to any and all commission or administrative fee payments due and coming due on Medicare Advantage Products sold prior to such termination. For all other Products, upon termination of the Agreement by Humana pursuant to Section 7.3 above, Humana shall not be obligated to continue to pay GPA any commissions or administrative fees for policies sold by GPA prior to the termination of this Agreement.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

SECTION 8.1 REPRESENTATIONS AND WARRANTIES OF GPA. As of the Effective Date, and throughout the term of this Agreement, GPA represents and warrants to Humana as follows:

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THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a)	GPA is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida, with the corporate power and authority to execute, deliver, and perform its obligations under this Agreement;

(b)	GPA complies with applicable laws, rules, and regulations in each State or territory in the Service Area;

(c)	This Agreement has been duly authorized, executed on behalf of GPA by a person with signatory authority for GPA, and delivered by GPA and is a legal, valid, and binding agreement of GPA, enforceable against GPA in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principals of equity;

(d)	GPA materials and data made available to Humana hereunder and information contained therein (“GPA Materials”) will be as complete, accurate, and current as is reasonably obtainable in view of commercially usual and customary methods of compilation and the nature and accuracy of GPA Materials and data sources;

(e)	The Violent Crime Control and Law Enforcement Act (18 U.S.C. 1033 et seq.) makes it a crime for individuals convicted of certain felonies to willfully engage in the business of insurance. By entering into this Agreement, GPA warrants that they are not prevented from engaging in insurance business under the Violent Crime Control and Law Enforcement Act or any other applicable law.

(f)	GPA agrees to advise Humana in writing within thirty (30) days upon notice that a GPA Agent has been convicted of any felony at any time this Agreement is in effect.

SECTION 8.2 NOTIFICATION. Each Party to this Agreement agrees to immediately (within five (5) calendar days) notify the other Parties to this Agreement in writing if any of its representations and warranties made herein becomes inaccurate or untrue in any material respect during the term of this Agreement.

ARTICLE 9

MISCELLANEOUS

SECTION 9.1 FORCE MAJEURE. No Party to this Agreement shall be liable for delay or failure in the performance of its contractual obligations (except for obligation to pay for any sums due and owing, or for services already performed) arising from any one or more events which are beyond its reasonable control. Upon such delay or failure affecting one Party, that Party shall notify the other Party and use all reasonable endeavors to cure or alleviate the cause of such delay or failure with a view to resuming performance of its contractual obligations as soon as practicable. Notwithstanding the foregoing, in every case the delay or failure to perform must be beyond the control and without the fault or negligence of the Party claiming excusable delay. Performance times under this Agreement shall be considered extended for a period of time equivalent to the time lost because of any delay which is excusable hereunder; provided, however, that, if any such delay shall be anticipated to last more than thirty (30) days or, in the aggregate, last for a period of more than thirty (30) days, the Party not relying on the excusable delay, at its option, may terminate this Agreement. Notwithstanding this Article 9.1, in the event that GPA claims excusable delay hereunder, Humana shall also have the right at any time during a delay to either obtain substitute performance from a third party or perform the services itself, without obligation or liability to GPA, during the period of any such delay.

Grandparents Health Plans LLC Affinity MDA 9-1-12	12

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECTION 9.2 ASSIGNMENT. Neither Party may assign this Agreement, and/or any of its rights and obligations hereunder without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that Humana may assign this Agreement to a wholly-owned subsidiary or a successor corporation through merger, consolidation, transfer or any other change of control without the consent of GPA. Any attempted assignment without consent shall be void and of no effect. Subject to the foregoing, all of the terms, conditions, covenants, and agreements contained herein shall inure to the benefit of, and be binding upon, any permitted assignees of the respective Parties hereto. It is further understood and agreed that consent by either Party to such assignment in one instance shall not constitute consent by the Party to any other assignment.

SECTION 9.3 LIABILITY. EXCEPT FOR GPA’S OBLIGATIONS AS SET FORTH IN ARTICLES 3 (CONFIDENTIALITY AND INTELLECTUAL PROPERTY RIGHTS) AND 4 (INDEMNIFICATION), IN NO EVENT SHALL HUMANA OR GPA BE LIABLE, ONE TO THE OTHER, FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE FURNISHING, PERFORMANCE, OR USE OF ANY PRODUCTS OR SERVICES PROVIDED PURSUANT TO THIS AGREEMENT.

SECTION 9.4 MODIFICATIONS AND AMENDMENTS. Humana shall have the right to modify, amend, or supplement this Agreement or any exhibit hereto unilaterally and without the consent of GPA by written notice from Humana and shall take effect at the date specified in the notice (“Modification Effective Date”). The Modification Effective Date shall be no sooner than thirty (30) days from the date such notice is mailed to GPA’s last known address as reflected in Humana’s records unless such modification, amendment, or supplement is required by state law, federal law, or CMS regulations to take effect on an earlier date.

SECTION 9.5 NO WAIVER. A failure or delay of either Party to enforce at any time any of the provisions of this Agreement, or to exercise any option which is herein provided, or to require at any time performance of any of the provisions hereof, shall in no way be construed to be a waiver of such provision of this Agreement nor shall it excuse the other Party's performance of such, nor affect any rights at a later time to enforce the provision.

SECTION 9.6 NOTICES. Any written notice required to be given or delivered under this Agreement shall be in writing and shall be deemed to be duly given if (i) delivered personally; (ii) by commercial overnight courier; (iii) by certified or registered mail, postage prepaid, return receipt requested; or (iv) by other commercial shipping service, including UPS, Fed-Ex, and DHL, signature required, with tracking number; addressed as follows:

Grandparents Health Plans LLC Affinity MDA 9-1-12	13

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Original:	Humana MarketPOINT, Inc.	Grandparents Health Plans LLC
	500 West Main Street	5299 DTC Blvd
	Louisville, KY 40202	Suite 425
	Attn: VP Alternate Distribution	Greenwood Village, CO 80111

Copy to:	Humana Insurer Affiliates	Grandparents.com, Inc.
	500 West Main Street	589 Eighth Avenue, 6 FL
	Louisville, KY 40202	New York, NY 10018
	Attn: Law Department	Attn: CEO

Any such notice or other communication shall be deemed to be given as of the date it is personally delivered or when placed in the mails in the manner specified. Neither Party shall be allowed to refuse acceptance of delivery.

SECTION 9.7 SEVERABILITY. In the event any one or more of the provisions of the Agreement shall be held by a tribunal of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the Parties underlying the invalid, illegal or unenforceable provision. If any provision of this Agreement is held to be excessively broad as to duration, geographical scope, activity or subject, it is to be construed by limiting and reducing it, so as to be enforceable to the extent compatible with applicable law.

ARTICLE 9.8 ENTIRE AGREEMENT AND PRECEDENCE. This Agreement, including any exhibits, addenda, or amendments that are attached hereto and incorporated herein by this reference, constitutes the entire agreement between the Parties in connection with the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, and any other negotiations and discussions, whether oral or written, of the Parties and/or affiliates of the Parties with respect to the same subject matter hereof. There are no warranties, representations and/or agreements between the Parties in connection with the subject matter hereof except as specifically set forth or referred to herein. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any exhibit, addenda or amendment thereto, the terms of such exhibit, addenda or amendment (exclusive of any pre-printed terms and conditions of purchase orders) shall govern.

ARTICLE 9.9 EXHIBITS. The following exhibits to this Agreement are expressly incorporated herein either in full text or by reference:

Exhibit 1: Approved Products

Exhibit 2: Definition of Service Area

Exhibit 3A: Medicare Product Addendum

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THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 3B: Individual Commercial Product Addendum

Exhibit 4: Information Technology Security

Exhibit 5: HIPAA Business Associate Agreement

Signature Page to follow

Grandparents Health Plans LLC Affinity MDA 9-1-12	15

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed, effective as of the Effective Date.

HUMANA MARKETPOINT, INC.		GRANDPARENTS HEALTH PLANS, LLC

By:	/s/ Craig C. Uchytil	By:	/s/ David Kikumoto

Name:	Craig Uchytil	Name:	David Kikumoto

Title:	Vice President	Title:	CEO

Date:	7/30/12	Date:	7/30/12

Humana Insurer Affiliates

By:	/s/ Craig C. Uchytil

Name:	Craig Uchytil

Title:	Vice President

Date:	7/30/12

Grandparents Health Plans LLC Affinity MDA 9-1-12	Signature Page to M&DA

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 1

APPROVED PRODUCTS

MEDICARE PRODUCTS

Medicare Advantage (MA)

Medicare Advantage with Prescription Drug Plan (MAPD)

Prescription Drug Plan (PDP)

Medicare Supplement

INDIVIDUAL COMMERCIAL PRODUCTS

Major Medical

•	Personal Health Plans
•	Enhanced, Copay, Value Plans where available

Short Term Medical

Term Life

Dental and Vision Products

•	Stand-alone Products (sold stand-alone or jointly with Individual Major Medical)
o	Dental Preventive Plus
o	Focus Vision
o	HI215 Dental
o	Loyalty Plus Dental
o	National Dental Discount Plan
o	Pre-paid C550 Dental
o	Simple Choice Dental
o	Texas Dental Discount Plan
o	Vision Care
o	Vision Direct
•	Products Sold Jointly with Individual Major Medical (sold exclusively with Individual Major Medical)
o	Traditional Plus Dental

Financial Protection Products

•	Cash Cancer Plan
•	Critical Illness Plan
•	Hospital Cash Plan
•	Junior Estate Builder
•	Memorial Fund

Grandparents Health Plans LLC Affinity MDA 9-1-12	Signature Page to M&DA

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 2

DEFINITION OF SERVICE AREA

“Service Area” shall mean:

Any jurisdiction in which Humana is authorized to sell and GPA is licensed and appointed to sell Products

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 2-1

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 3A-MEDICARE PRODUCT ADDENDUM

This Addendum supplements the Marketing and Distribution Agreement between GPA and Humana (“Agreement”) with respect to all Medicare Advantage (“MA”), Prescription Drug Plan “(PDP”), Medicare Advantage Prescription Drug (“MAPD”), or Medicare Supplemental (“Med Supp”) products or plans (collectively referred to herein as “Medicare Products”) listed on Exhibit 1 – Approved Products to the Agreement. In the event that any of the terms and conditions of the Agreement relating to Medicare Products conflict with any of the terms and conditions of this Addendum, the terms and conditions of this Addendum shall govern. Capitalized Terms used but not otherwise defined in this Addendum shall have the meaning set forth in the Agreement.

A.	TRAINING, SUPERVISION, COMPLIANCE, AND POLICY SERVICING

1.            Supervision by GPA. GPA will cause the GPA Agents to be trained and certified in the sale of the Medicare Products by Humana and will cause such representatives to qualify under applicable federal and state laws to engage in the sale of the Medicare Products. GPA shall pay all fees and costs of training and certification for GPA Agents. GPA acknowledges that the Medicare Products may not be sold by an agent who has not been certified by and appointed with Humana. On an annual basis, GPA Agents authorized to sell the Medicare Products must be recertified on the Medicare Products by Humana. Humana will provide GPA with reasonable advance notice of Medicare Product availability, requirements and any applicable modifications in order to facilitate GPA’s compliance with provisions of this section. [***]

GPA shall adhere to Humana’s policies and procedures pertaining to the marketing and agent oversight related to the sale of the Medicare Product in the Service Area. GPA shall cause all GPA Agents to:

(a)	Read and become familiar with the provisions of all Medicare Products, related software as applicable, and either attend Humana-sponsored training sessions or participate in equivalent training as mutually agreed upon by both Humana and GPA.

(b)	Ask all questions and correctly record all answers on all applications and immediately send completed applications and necessary attachments to Humana.

(c)	Decline consumers who do not meet Humana’s published guidelines.

(d)	Conduct themselves with professionalism and integrity and with respect for the rights and reasonable requests of prospective Humana customers at all times.

(e)	Make no claim other than to explain the Medicare Products that they are authorized to present, its benefits, limitations, the offering company and how to enroll/apply. Misrepresentation of the plan is strictly prohibited.

(f)	Use the appropriate Humana Sales presentation approved by the Centers for Medicare and Medicaid Services (“CMS”) in its entirety and published order when presenting the Medicare Products to prospective enrollees to ensure full disclosure and commit to presenting all required CMS disclaimers during the sales presentation.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3A-1

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g)	Base their sales presentations of the Medicare Products on the merit of the respective plans and not disparage competitors or their plans.

(h)	Make only approved claims as authorized by Humana and CMS and use no forms of pressure, scare tactics, coercion, deception, sympathy, appeal, or other unethical sales tactics in their presentation.

(i)	Provide clear, thorough and accurate information regarding the Medicare Products and be prohibited from making false, misleading, half-true, or exaggerated statements.

(j)	Understand that it is a violation of CMS regulations and they are strictly prohibited from discriminating against any Medicare eligible prospect for enrolling in the Medicare Products based upon their health status, except as permitted by CMS. Any personal information GPA Agent may obtain about a prospect as a result of discussion/application for any other product distributed by GPA will in no way be used to discourage their enrollment in Medicare Products. Additionally, any such personal information will be treated in full accordance with all HIPAA regulations regarding use of personal information.

(k)	Remove from its direct marketing list the name of any client or prospective client upon such client’s or prospective client’s request and promptly notify Humana of such request.

(l)	Understand they are prohibited from conducting door-to-door solicitation for the Medicare Products, per CMS guidelines unless the prospective enrollee has initiated the contact in advance.

(m)	Understand that only a competent enrollee or their appropriate legal designee, as stipulated by CMS, can sign an enrollment application. GPA Agents will not sign the enrollee’s name, with or without their permission, on the enrollment application or knowingly accept a signature other than the enrollee’s on an application for any Medicare Product, except in the case of an authorized Power of Attorney (“POA”). They will not knowingly accept a signed incomplete application. They are will ensure that all information on an application is complete and accurate and will not alter, remove, replace or misrepresent any information obtained from the prospect.

(n)	Conduct a suitability assessment with all clients to determine what Humana plan, if any, is appropriate for the client and will sell or replace a Medicare Product or product respectively, only when it is clearly in the policyholder’s best interest, without regard for the GPA Agent’s compensation.

(o)	Sign the application as the selling Agent of Record (“AOR”) only if they presented the benefits of the plan and confirmed the intent of the client to enroll in the Medicare Product.

(p)	Be responsible for all applicable insurance licenses required to sell MA, MAPD, and PDP plans in all states in which they market. GPA Agents must have a valid resident or non-resident license issued from the state where the Medicare beneficiary permanently resides in order to market or sell Medicare Products.

(q)	Only use Humana and CMS approved marketing materials. GPA Agents will not modify or alter approved materials for their use in marketing/sales of Medicare Products.

(r)	Assure to the best of their ability, that the prospective enrollee is of sound mind and capable of thoroughly understanding the Medicare Product. If, at any time, they doubt the enrollee’s mental ability to comprehend, they will discontinue the enrollment until such time as someone with appropriate legal authority can enroll the Medicare eligible prospect.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3A-2

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(s)	Indicate that the Medicare Product meets criteria specified by government agencies, but never imply that their visit is in any way connected with the government or approved by a particular government agency or official, or portray themselves as a representative of Medicare or any other government agency.

(t)	Understand that Humana provides its Medicare Products and services to all enrollees and applicants for enrollment without regard to race, color, religion, or national origin in compliance with Title VI of the Civil Rights of 1964. In addition, GPA Agents must observe Humana’s policy of non-discrimination on the basis of sex, age, and health status in relation to the sale of its Medicare Products.

(u)	Obtain the appropriate Scope of Appointment form to be completed for any face to face sales meetings as required by CMS. Should a client or prospect express interest in a health plan other than what was agreed to via the Scope of Appointment in advance of the in-home face-to-face appointment, the GPA Agent will establish a subsequent appointment for presentation of any other plans. Where applicable under Humana policies, procedures and manuals, and in accordance with CMS requirements, the subsequent appointment will be no sooner than 48 hours from the initial appointment.

(v)	Understand they are not permitted to contact any regulatory agencies, their branches or any government offices, state or federal legislatures or any media outlet representing Humana’s interests, particularly those regarding Humana’s Medicare business. GPA Agents do have the right, as do all citizens, to free speech and can contact such organizations and entities in matters of personal interest.

2. Prohibited Actions. GPA shall make best efforts to ensure that all GPA Agents comply with the following:

(a)	Do not send e-mails to Medicare beneficiaries unless the person has agreed to receive e-mails and has provided his/her email address personally. GPA Agents cannot rent or acquire an e-mail address through any type of directory.

(b)	Do not offer or accept gifts from providers and/or territorial contacts; arrange to share or split their MA/MAPD/PDP incentives, accept additional financial incentives, or otherwise allow themselves to be influenced or coerced in any way in the conduct of their business; nor may they involve themselves in facilitating the execution of Healthcare POA documentation, disenrollment from another plan, medical referrals (as applicable) or any other activity that could be viewed as unethically influencing an enrollment.

(c)	Neither give nor offer a gift or payment of any kind to a prospective MA, MAPD or PDP member as an inducement to enroll in a Medicare Product. An offer of a rebate in any form is strictly prohibited. CMS permits the use of gifts of a nominal value, defined as having a value of $15 retail or less and that cannot be readily converted to cash. No such gift shall be offered without prior written consent of Humana. Further, any gifts given to a current Humana MA, MAPD or PDP member to retain that member on their current plan cannot exceed $50 in the annual aggregate per member and cannot be offered without prior written consent of Humana.

(d)	Do not furnish meals to beneficiaries, regardless of value.

(e)	Do not market non-health care related products to prospective enrollees during any MA, MAPD, or PDP sales activity or presentation.

(f)	Do not conduct sales presentations or distribute and accept MA, MAPD, or PDP plan enrollment forms in provider offices or other areas where health care is delivered to individuals or individuals wait to receive health care services, even if such activities are performed outside of normal business hours, except in the case where such activities are conducted in common areas in health care settings.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3A-3

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g)	Do not conduct sales presentations or distribute and accept plan applications at educational events.

(h)	Do not market any health care related product during a marketing appointment beyond the scope agreed upon by the beneficiary, and documented by the plan, prior to the appointment.

(i)	Do not market additional health related lines of plan business not identified prior to an in-home appointment without a separate appointment that, when applicable in accordance with Humana policies, procedures, and manuals or CMS requirements, may not be scheduled until 48 hours after the initial appointment. Health related lines of plan business do not include lines of business such as accident-only policies, life insurance policies, or annuities.

3. Misconduct. In the event an allegation of misconduct is received by GPA or a GPA Agent, GPA shall immediately inform Humana of the complaint and provide Humana a detailed written response to the complaint within five (5) business days of notification of the complaint. In the event that Humana receives an allegation of misconduct against GPA or GPA Agent, Humana shall notify GPA and GPA shall investigate and provide a detailed written response to the complaint to Humana within five (5) business days of notification of the complaint.

Humana reserves the right to audit GPA and/or GPA Agents to ensure compliance with the provisions above, as well as Humana’s policy and procedures.

B.	RECEIPT OF FEES AND DELIVERY OF MEDICARE PRODUCTS

1.            Receipt of Premiums and Other Payments. GPA Agents shall not collect premiums for the Medicare Products unless otherwise authorized by Humana in writing. All fees and other payments from GPA’s customers shall be payable to Humana at Humana’s address. Checks for payment of fees or other payments shall be drawn to the order of Humana. If fees or other payments are sent to GPA rather than to Humana, but made payable to Humana, then GPA shall promptly forward such fees or other payments to Humana at Humana’s address. If fee checks for the Medicare Products covered by this Agreement are sent to Humana, but made payable to GPA, GPA hereby grants to Humana the right to endorse such checks over to Humana. Checks that are sent to GPA and made payable to GPA for the Medicare Products covered by this Agreement shall be endorsed over to Humana and promptly forwarded to Humana at Humana’s address.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3A-4

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

C.	COMMISSIONS, EXPENSES, AND TRANSFER OF BUSINESS

1.            Commission. Except as otherwise stated herein, GPA shall be entitled to GPA Agent commissions in accordance with the Compensation Schedule attached hereto as Attachment A. Humana will pay any commissions weekly based on Submitted sales, except commissions for any CarePlus Products will be paid by Humana monthly, based on Submitted sales. “Submitted” is defined as being entered and accepted into the Humana enrollment system. While this Agreement is in force, Humana shall arrange for payment to GPA of commissions payable on sales of the Medicare Products sold in accordance with the Compensation Schedule attached hereto as Attachment A as in effect at the time the application is approved by Humana. The commission payable for the Medicare Products shall continue to be paid to GPA so long as the GPA Agent remains the AOR for the Medicare Products. Chargebacks will occur for both short- and long-term disenrollment as detailed in Attachment A. The Parties acknowledge that commissions may change based on regulation implementation by CMS or other federal agencies. Notwithstanding the foregoing, no commission will be payable to GPA with respect to any Medicare Product policies issued by Humana to pre-existing, in force Medicare Product policyholders. GPA shall pass through to the respective GPA Agent the entire commission paid by Humana and Humana shall not pay, nor be liable to, GPA Agent for any other amount.

2.            Administrative Fees. Humana shall pay GPA the administrative fees (“Administrative Fees”) described in Attachment A as consideration for the following administrative services, including, but not limited to (check all that apply):

[***]

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3A-5

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The parties agree that the Administrative Fees represent fair market value for the administrative services performed by GPA pursuant to this Agreement. In no event shall GPA pass through to its agents any part of Administrative Fees. Humana reserves the right to audit and verify GPA’s records related to provision of the administrative services listed in this Section. If Humana in good faith determines that GPA has not actually or does not intend to perform such services, Humana shall have the right to terminate this Agreement immediately upon written notice. In such an event, GPA shall repay Humana any monies paid to GPA for such services not provided.

3.            Transfer of Business. Humana may transfer any business, and the compensation payable to that business, to honor a beneficiary’s written request. Further, Humana may request transfer of any business and the related compensation, for reasons other than a beneficiary’s request. In the event GPA notifies Humana that a GPA Agent ceases to be GPA’s agent, GPA may request transfer of the Medicare Products to a new GPA Agent to serve as AOR.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3A-6

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

D.	MISCELLANEOUS

1.     Notwithstanding any relationship between Humana and GPA established pursuant to this Agreement, Humana shall maintain ultimate responsibility for adhering to and otherwise fully complying with all terms and conditions of its MA, MAPD or PDP contract with CMS.

2.     All services or other activities performed by GPA shall be consistent and comply with applicable Humana contractual obligations under its MA, MAPD, or PDP contract as indicated by Humana or stated in the Agreement

3.     GPA agrees to comply and ensure each GPA Agent complies with all applicable Medicare laws, regulations, and CMS instructions.

4.     Upon reasonable notice, GPA shall grant the U.S. Department of Health and Human Services (“HHS”), the Comptroller General, or their designees, the right to audit, evaluate, and inspect any books, contracts, records including medical records, and documentation of GPA involving transactions related to the Agreement. This right to inspect, evaluate, and audit any pertinent information for any particular contract period shall exist through ten (10) years from the date the Agreement is terminated.

5.     GPA agrees to produce to Humana, upon reasonable notice by CMS or its designees, or Humana or its employees, subcontractors or agents, any books, contracts, records, including any medical records and documentation of GPA relating to the Agreement.

6.     Upon reasonable notice, GPA agrees to make available any books, contracts, records and documentation that pertain to any applicable aspect of services performed, reconciliation of benefit liabilities, and determination of amounts payable under Humana’s MA contract, or as the HHS Secretary may deem necessary to enforce the MA contract.

7.     GPA agrees to: (i) abide by all applicable federal and state laws regarding confidentiality, privacy and disclosure of medical records or other health and enrollment information, (ii) ensure that, where applicable, medical information is released only in accordance with applicable state or federal law, or pursuant to court orders or subpoenas, (iii) where applicable, maintain all Medicare member records and information in an accurate and timely manner, and (iv) where applicable, allow timely access by Medicare members to the records and information that pertain to them.

8.     If applicable, GPA is prohibited from holding MA members liable for payment of any fees that are the obligation of Humana.

9.     GPA and Humana agree that Humana’s activities or responsibilities under the MA contract that are delegated to GPA are contained in written arrangements in accordance with the following requirements:

(a)	The parties have entered into written arrangements that specify the delegated activities and reporting responsibilities;

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3A-7

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)	Humana has the right to revoke the delegation activities and reporting requirements or specify other remedies in instances where CMS or Humana determine that GPA has not performed satisfactorily according to CMS guidelines;

(c)	The parties have entered into written arrangements that specify that GPA’s performance is monitored by Humana on an ongoing basis;

(d)	If applicable, the parties have entered into written arrangements that specify either—

(i)	The credentials of medical professionals affiliated with GPA, if any, will be either reviewed by Humana; or

(ii)	The credentialing process will be reviewed and approved by Humana and Humana will audit the credentialing process on an ongoing basis.

10.     GPA and Humana agree that if, or to the extent that, the GPA delegates any of its responsibilities under the Agreement to downstream or first tier, or related entities, as defined in 42 CFR Parts 422 and 423, Humana shall retain the right to approve, suspend, or terminate any such arrangement as it relates to GPA’s performance under the Agreement.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3A-8

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ATTACHMENT A – PAYMENT SCHEDULES

AGENT COMMISSION AND GPA ADMINISTRATIVE FEE

Plan / Medicare Product Type	Initial Rate ([***])	Renewal Rate ([***])

MA & MAPD COMMISSION
Initial Sale and Unlike Plan Type Change	Puerto Rico - $276 paid first month California - $503 paid first month All Other States - $352 paid first month	Puerto Rico - $11.50 pmpm ($138 annually) California - $21.00 pmpm ($252 annually) All Other States - $14.67 pmpm ($176 annually)

Like Plan Type Change New CMS Contract	Puerto Rico - $138 paid first month California - $252 paid first month All Other States - $176 paid first month	Puerto Rico - $11.50 pmpm ($138 annually) California - $21.00 pmpm ($252 annually) All Other States - $14.67 pmpm ($176 annually)

Like Plan Type Change Same CMS Contract	Commissions paid pursuant to Renewal Rate on original like plan’s compensation cycle.

PDP COMMISSION

Initial Sale and Unlike Plan Type Change	All states - $55 paid first month	All States - $28 paid at annual renewal

Like Plan Type Change New CMS Contract	All states - $28 paid first month	All States - $28 paid at annual renewal

Like Plan Type Change Same CMS Contract	Commissions paid pursuant to Renewal Rate on original like plan’s compensation cycle.

ADMINISTRATIVE FEE

MA & MAPD, Initial Sale and Unlike Plan Type Change	[***]	[***]

PDP, Initial Sale and Unlike Plan Type Change	[***]	[***]

Like Plan Type Change Same CMS Contract	[***]

MEDICARE SUPPLEMENT AGENT COMMISSION AND GPA ADMINISTRATIVE FEE

Medicare Supplement, based on initial policyholder premium	All States - [***]% commission All States - [***]% administrative fee	All States - [***]% commission All States - [***]% administrative fee (In Washington state, Medicare Supplement commissions are paid for the life of the policy.)

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3A-9

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Initial Sale, Unlike Product Change, and Like Plan Type Change Definitions:

Type	Description	AOR Impact	Renewal Commission Impact

INITIAL SALE & UNLIKE PLAN TYPE CHANGE
MA, PDP, or MAPD	[***]	[***]	[***]

PDP to MAPD	[***]	[***]	[***]

MAPD to PDP	[***]	[***]	[***]

LIKE PLAN TYPE CHANGES – NEW CMS CONTRACT

MAPD to MAPD	[***]	[***]	[***]

PDP to PDP	[***]	[***]	[***]

LIKE PLAN TYPE CHANGES – SAME CMS CONTRACT

MAPD to MAPD	[***]	[***]	[***]

PDP to PDP	[***]	[***]	[***]

*Like Plan Type defined per 42 CFR 422.2274 and 423.2274

MA, PDP, and MAPD Note on Agent Commission:

1.	Agent Commissions and GPA Administrative Fees are paid on a [***] cycle pursuant to the charts above.

2.	Agent Commission for all initial sales will be paid at the renewal rate for MA and PDP with the remaining initial year commission paid upon CMS validation. Validation will be provided by CMS reporting. Splitting the initial sale payment is per CMS regulation.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3A-10

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.	This Schedule supersedes any previous Schedules regarding MA, MAPD, and PDP Plans and will apply to new MA, MAPD, and PDP Plan enrollments with effective dates of coverage on or after January 1, 2012.

4.	Agent Commissions and GPA Administrative Fees will be paid for all commissionable enrollments on a Submitted basis for new and effective-date basis for renewals, according to the commission payment system cycle in effect for the original product at the time of sale. In order for GPA to receive the Administrative Fees for a particular Qualified Enrollment, the GPA Agent who provides the basis for the commission must meet all applicable Humana requirements to receive commission from Humana. For purposes of this Addendum, a “Qualified Enrollment” means an individual enrolled in a Medicare Product by a GPA Agent whose enrollment is (a) eligible per CMS rules; (b) completed and submitted to CMS; and (c) accepted as a member by CMS.

5.	The commission cycle is run on Wednesday of each week, with payments transmitted on Friday of each week.

6.	Members enrolled through GPA who voluntarily or involuntarily disenroll within the first 3 effective months are considered short-term disenrollments and will result in charge-backs of all previously paid Agent Commissions and GPA Administrative Fees (for example, effective 1/1 and disenroll effective on or before 4/1). Charge-backs will be for the amount of the commissions paid to the Writing Agent and Administrative Fees paid to GPA, and will be charged against future compensation and any other monetary compensation or commission that would otherwise be payable to GPA. Disenrollments due to the death of the Beneficiary are excluded from this chargeback.

7.	Members enrolled through GPA who voluntarily or involuntarily disenroll between effective months 4 and 12 of the enrollment period are considered long-term disenrollments and will result in a pro-rated charge-back of previously paid Agent Commissions and GPA Administrative Fees equal to those months the member was not enrolled on the plan (e.g. effective 1/1 and disenroll effective 5/31 = 7 months chargeback). Charge-backs will be for the amount of the commissions paid to the Writing Agent and Administrative Fees paid to GPA, and will be charged against future compensation and any other monetary compensation or commission. The pro-rated chargeback rule applies to all years of plan membership by the member. Disenrollments due to the death of the Beneficiary are excluded from this chargeback.

8.	[***].

9.	Agent Commission will discontinue when the Agent of Record (AOR) on the MA, MAPD or PDP Qualified Enrollment is no longer eligible to receive commissions for that Qualified Enrollment unless GPA assigns another licensed, appointed and Humana-certified agent as AOR.

10.	GPA understands and agrees that no portion of the GPA Administrative Fees paid under this agreement may be shared with agents.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3A-11

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Medicare Supplement Note on Agent Commission:

1.	As used in this Attachment A and the above table, “Initial Rate Commissions” means monthly commissions payable during the initial twelve-month term of coverage. “Renewal Rate Commissions” means monthly commissions payable during the term of coverage other than the initial twelve-month term. Coverage converted from one Humana subsidiary to another, or from one product to another, is not considered new business for commission purposes. Payment schedules are not affected by off-cycle renewals or a coverage change to a different product within a product line if there is no lapse in coverage. The initial monthly premium and effective date will control payment schedules.

2.	Agent Commissions and GPA Administrative Fees calculated as a percentage of initial premium are based on paid premium only. Humana reserves the right to exclude any case from eligibility for commission, bonus, recognition programs, or Administrative Fees at their sole discretion. Agent Commissions and GPA Administrative Fees are not payable for policies written for beneficiaries under age 65 or over age 80 except in the following states where commissions are paid regardless of policyholder age: Colorado, Illinois, Indiana, Kansas, Maine, Missouri, Pennsylvania, and Wisconsin. NOTE: If a member turns 81 during the “life” of the commissions, agents will still receive commissions accordingly.

3.	This Schedule supersedes any previous Schedules regarding Medicare Supplement Plans and will apply to new Medicare Supplement Plan enrollments with effective dates of coverage on or after January 1, 2012.

4.	[***]

5.	[***]

6.	In the event any policy on which a GPA Agent is entitled to commissions lapses because premium is not paid and the policy is replaced or reinstated, any Agent Commissions and GPA Administrative Fees on the new or reinstated policy are payable only at the Humana’s discretion. In order for GPA to receive Agent Commissions and GPA Administrative Fees, the GPA Agent’s name must appear as writing agent on the insurance application. The respective Agent Commissions and GPA Administrative Fees shall be subject to decision and settlement by Humana. Humana’s decision is final and binding upon the parties involved.

7.	If it is necessary to rescind coverage for any policy, GPA shall ensure that the GPA Agent promptly refunds to the GPA any commissions received by him/her on account of the policy. If coverage is surrendered, rescinded or cancelled and premiums are refunded or waived, the GPA Agent shall, in all cases, lose all rights to corresponding commissions and GPA shall repay commissions to Humana on demand.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3A-12

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 3B

INDIVIDUAL COMMERCIAL PRODUCT ADDENDUM

This Addendum supplements the Humana Marketing and Distribution Agreement between Humana and GPA (“Agreement”) with respect to all Individual Commercial Products listed on Exhibit 1 – Approved Products to the Agreement. In the event that any of the terms and conditions of the Agreement relating to Individual Commercial Products and plans conflict with any of the terms and conditions of this Addendum, the terms and conditions of this Addendum shall control. Capitalized terms used but not otherwise defined in this Addendum shall have the meaning set forth in the Agreement.

1.	Notice to Prospect. GPA Agent shall not inform any individual that he or she is accepted for coverage by Humana unless and until (i) Humana has so notified the individual that he or she is accepted for coverage, and (ii) Humana has notified the individual that the premium rates offered to individual are final.

2.	Sales Force.

(a)	For those GPAs using employed writing agents to sell Products through the GPA, acting as the agent of record, Humana shall reasonably appoint GPA employees licensed to sell such Products in the Service Area (each, a “Writing Agent”) using the same objective criteria for evaluating, appointing and retaining Writing Agents as it reasonably uses in evaluating, appointing, and retaining its non-GPA writing agents. Humana will apply the same objective criteria for discontinuing the appointment of any Writing Agents as it reasonably uses in discontinuing the appointment of its writing agents not affiliated with the GPA.

(b)	For those GPAs using independent or contracted writing agents (each a “Writing Agent”) to sell Products through the GPA, acting as the general agency (the “GA”), Humana shall reasonably appoint licensed agents and brokers authorized to sell the Products in the Service Area using the same objective criteria for evaluating, appointing and retaining Writing Agents as it reasonably uses in evaluating, appointing, and retaining its non-GPA writing agents. Humana will also apply the same objective criteria for discontinuing the appointment of any Writing Agent as it reasonably uses in discontinuing the appointment of writing agents not affiliated with the GPA.

(c)	For those GPAs using independent or contracted writing agents (each a “Writing Agent”) to sell Product through the GPA, acting as the agent of record, Humana shall reasonably appoint GPA employees licensed to sell such Products in the Service Area using the same objective criteria for evaluating, appointing and retaining Writing Agents as it reasonably uses in evaluating, appointing, and retaining its non-GPA writing agents. Humana will apply the same objective criteria for discontinuing the appointment of any Writing Agents as it reasonably uses in discontinuing the appointment of its writing agents not affiliated with the GPA.

(d)	The GPA shall not recruit any new Writing Agents that have sold Products during the six month period prior to the employment or contracting of such Writing Agent, unless approved by Humana in writing.

(e)	Develop a list, and supply such list to Humana, of Writing Agents that it would have Humana reasonably appoint to market, sell, and submit applications for the Product through GPA. Humana reserves the right, at its sole discretion, to not appoint a Writing Agent with or without cause.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3B-1

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f)	Writing Agents shall be limited to those appointed by Humana and incorporated in Attachment C - Approved Writing Agents. Should the GPA seek to modify this list through the addition of other Writing Agents, then the GPA acknowledges that Humana must approve the addition of such new Writing Agents, such approval in writing and to be at Humana’s sole discretion.

3.	Sales Management.

(a)	GPA shall use its best efforts to ensure that GPA and all Writing Agents comply with all Humana guidelines and rules, including but not limited to the rules and guidelines and the policies set forth in the producer partnership plan (“PPP”), the HumanaOne Product and Process Guide, the HumanaOne Underwriting and Eligibility Guide, or other written policies and procedures issued by Humana (collectively, the “HumanaOne Guidelines”). The HumanaOne Guidelines shall be developed and provided by Humana in writing to GPA and are subject to change by Humana from time to time.

4.	GPA Duties. GPA shall:

(a)	For each Writing Agent on the list, GPA shall use its reasonable best efforts to ensure that:

i.	The correct social security number or tax identification number of all Writing Agents is provided to Humana prior to appointment and that such information is included with each application for any Product submitted by or on behalf of GPA to Humana.

ii.	That all Writing Agents provide any and all Writing Agent and GPA information necessary to fully complete the Product application.

iii.	Each Writing Agent is properly licensed and appointed consistent with the terms of the Agreement in each state where such Writing Agent sells Product in order to fulfill such Writing Agent’s duties and receive a commission on sold Product(s) as defined by this Agreement. In no instance should any person representing the GPA present a Product to individuals unless such person has been licensed in the Service Area and appointed by Humana.

(b)	Provide communication and support to all Writing Agents pursuant to this Agreement.

(c)	Should the Writing Agent not produce the sale of at least one Product within any twelve (12) month period, such Writing Agent shall no longer be classified as a Writing Agent and Humana shall have the right to contract with such agent directly.

(d)	Perform, or use its reasonable best efforts to cause the Writing Agents to perform, the following with respect to each potential new sale of Product:

i.	Facilitate the collection of any and all necessary information for the completion of the Humana application.

ii.	Facilitate the collection of premium for Policies issued by Humana and sold by such Writing Agent. Neither the GPA nor the Writing Agent is authorized, directly or indirectly, to collect or handle premium on behalf of Humana. While GPA shall facilitate the collection of Premium and or fees from customers by Humana, it shall only do so in a manner consistent with a process approved by Humana in writing and administered by or on behalf of Humana.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3B-2

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

iii.	Reasonably assist in providing Humana any additional information necessary to complete the risk assessment and policy issuance processes.

iv.	Communicate with the applicant on behalf of Humana throughout the application processes.

v.	Support any and all renewal processes initiated by Humana to maintain Humana’s relationship with the customer who purchased Product sold by or through the GPA.

5.	Limitations of GPA Authority. In performing its responsibilities, GPA and its GPA Agents shall not:

(a)	Quote premium rates for any product other than those Products specified or approved by Humana as referenced in Exhibit 1 – Approved Products to the Agreement.

(b)	Perform final underwriting, including adding a premium surcharge or limiting coverage through a policy rider.

(c)	Approve the issuance of a policy for any Product.

(d)	Other than as specifically provided in the Agreement, incur expenses or liability on behalf of Humana without prior written consent of Humana.

(e)	Mark or alter contractual provisions of the Product policy.

(f)	Perform any activities on behalf of Humana that GPA or the Writing Agent is not specifically authorized to perform under this Agreement without the prior written consent of Humana.

(g)	Other than as expressly granted herein to: grant permits; reject or accept individuals, for purposes of binding coverage; make endorsements; incur liability on behalf of Humana; waive, alter or amend the performance, provisions, terms or conditions of any contract for Humana; and or bind Humana in any way.

(h)	Make any payment to any party in connection with this Agreement unless such payment is expressly authorized by this Agreement or first authorized by Humana in writing.

6.	Humana’s Duties. Humana shall:

(a)	Ensure that all Product administration functions including but not limited to: (i) underwriting, billing, policy issuance, premium collection, and claims administration are performed directly by Humana or through a contracted and qualified third party acting as a third party administrator on behalf of Humana; (ii) provide all Writing Agent appointment; and (iii) establish all Product pricing.

(b)	Ensure that all record keeping necessary to support the Agreement and this Addendum is provided to GPA, including determination of GPA production levels and results reporting, which shall include, among other things, commercially reasonable reports on the status of an applicant’s application. All such reporting shall be available through Humana directly or through a contracted third party administrator.

(c)	Pay GPA directly as set forth on Attachment A - Commission.

(d)	Determine a prospective writing agent’s eligibility to be appointed as a Writing Agent and, following such determination, appoint such Writing Agent in agreement with its established criteria. Humana reserves the right, at its sole discretion, to not appoint a Writing Agent, with or without cause.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3B-3

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)	Train GPA and reasonably assist the GPA in its training of Writing Agents on the HumanaOne Guidelines and any other policies and guidelines with which GPA or its Writing Agents are expected to comply.

(f)	Provide to GPA the HumanaOne Guidelines, should such HumanaOne Guidelines be determined to be necessary by Humana, such Guidelines to change from time to time, that incorporates the assessment screening guidance necessary for GPA to meet its screening assessment duties under the HumanaOne Guidelines.

7.	Service Standard Compliance. If, in the reasonable opinion of Humana, GPA fails to meet the minimum service requirements set forth in Attachment B - Performance and Service Standards, Humana shall notify GPA of such failure in writing. Within ten (10) business days of such notice, both Parties agree to develop a formal plan to remedy such failure. If such plan is not fully implemented within sixty (60) calendar days of the original notice or if GPA acknowledges that it does not or cannot meet such performance requirement, Humana shall have the option to terminate this Addendum and remove all Individual Commercial Products from Exhibit 1. Any unresolved disputes between the Parties shall be resolved in accordance with Sections 5.5 and 5.6 of the Agreement. If GPA does not or cannot meet the performance requirements as a direct result of one or more criminal acts on its part, as determined by any court of jurisdiction, then Humana shall have the right to immediately terminate this Agreement. Should such criminal acts occur, GPA acknowledges that Humana has been materially harmed and as such, Humana shall have the right to seek monetary and non-monetary compensation from GPA, not limited by any term or condition incorporated in this Agreement, to partially offset such harm.

8.	Sales Commissions. Commissions shall be paid in the manner described in Attachment A –Compensation. Humana shall be responsible for all federal and state tax reporting related to Commissions for GPA. Humana shall provide compensation-related monthly reports to GPA.

9.	Preconditions to Payment of Compensation. In order to be eligible to receive and earn compensation for the sale of Product(s), all of the following conditions must be met:

(a)	Humana has on file at its offices: (i) GPA’s completed and current W-9 form; (ii) a current Product application identifying GPA as the agent of record; (iii) fully executed copies of this Agreement; and (iv) any fully executed agreements between the GPA and the Writing Agent.

(b)	Humana has earned and received the premiums related to the commission due to GPA; and

(c)	GPA and the Writing Agent maintain the applicable professional licenses and appointments with the specific state within which the Writing Agent sold the Policy.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3B-4

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ATTACHMENT A

COMMISSION

During the term of the Agreement, and subject to the terms and provisions of the Agreement, the applicable Humana Insurer Affiliate shall pay to GPA the following:

For Individual Major Medical Products

1.          First Year Commission. A base Commission, as commissions are defined in the PPP (the “Base Commission”), shall be paid on all earned and paid first year Commission Eligible Premium (“CEP”) for Products sold by Writing Agents in the Service Area.

2.          Renewal Commission. A Base Commission on all subsequent years’ premiums, shall be paid on all earned and paid CEP generated from such in-force Policies sold by Writing Agents in the Service Area.

3.          Relative to the administration of all Commissions referenced in paragraphs 1 and 2, above, for Individual Major Medical Products sold, such Commissions may be paid directly to the Writing Agent by Humana or may be paid directly to GPA as commercially reasonably determined by the Parties. The Parties agree to develop commercially reasonable administrative practices to support the administration of such payments.

For Short Term Medical Products

1.      Base Commission. A base Commission, as commissions are defined in the PPP (the “Base Commission”), shall be paid on all CEP for Short Term Medical Products sold by Writing Agents in the Service Area.

2.      Relative to the administration of all Commissions referenced in paragraphs 1, above, for Short Term Medical Products sold, such Commissions may be paid directly to the Writing Agent by Humana or may be paid directly to GPA as commercially reasonably determined by the Parties. The Parties agree to develop commercially reasonable administrative practices to support the administration of such payments.

For Individual Term Life Products

1.      First Year Commission. A base Commission, as commissions are defined in the PPP (the “Base Commission”), shall be paid on all earned and Paid Premium for Stand Alone Term Life Products sold by Writing Agents in the Service Area.

2.      Renewal Commission. A Base Commission on all subsequent years’ premium shall be paid on all earned and paid Premium generated from such in-force Stand Alone Term Life Policies sold by Writing Agents in the Service Area.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3B-5

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.Relative to the administration of all Commissions referenced in paragraphs 1 and 2, above, for Individual Term Life Products sold, such Commissions may be paid directly to the Writing Agent by Humana or may be paid directly to GPA as commercially reasonably determined by the Parties. The Parties agree to commercially reasonably develop administrative practices to support the administration of such payments.

For Individual Dental and Vision Products

1.      Base Commission. A base Commission, as commissions are defined in the PPP (the “Base Commission”), shall be paid on all earned Paid Premium for all Individual Dental and Vision Products sold by Writing Agents in the Service Area.

2.      [***]

3.      Relative to the administration of all Commissions referenced in paragraphs 1 and 2, above, Humana shall pay GPA directly. The Parties agree to commercially reasonably develop administrative practices to support the administration of such payments.

For Individual Financial Protection Products

Base Commission. A base Commission, as commissions are defined in the PPP (the “Base Commission”), shall be paid on all earned Paid and Posted Premium for all Individual Financial Protection Products sold by Writing Agents in the Service Area.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3B-6

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ATTACHMENT B

PERFORMANCE AND SERVICE STANDARDS

The Parties agree that the following standards shall apply during the term of this Agreement:

A.	GPA Performance Standards

[***]

B.	Humana Service Standards

[***]

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3B-7

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ATTACHMENT C

APPROVED WRITING AGENTS

1.      GPA shall provide Humana, in a form, as determined by Humana, a list of all currently appointed Writing Agents. Humana shall use such list to determine if any Writing Agents on this list are currently producing Product sales under any other agreement with Humana. The GPA and Humana shall reasonably determine the status of any such agents, but Humana shall have the right of final determination of such agent’s status.

2.      Humana must approve each Writing Agent’s affiliation with GPA during the term of this Agreement.

3.      GPA may not recruit or contract with any agency or writing agent who has contracted directly or indirectly with Humana and has sold a Product during the previous twelve-month period, other than Denver Management Advisors, Inc. In no instance shall such writing agent or agency become a sub-contractor to GPA or an affiliate of GPA under this Agreement. Humana may from time to time grant exceptions to this condition but any such exceptions must be approved in writing by the Vice President of Alternate Distribution of Humana MarketPOINT.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 3B-8

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 4

INFORMATION TECHNOLOGY SECURITY

This Information Technology Security Addendum (hereinafter, the “ISA”) is issued pursuant to and attached to the HUMANA MARKETING AND DISTRIBUTION AGREEMENT (“Agreement”) effective as of September 1, 2012 by and between GRANDPARENTS HEALTH PLANS LLC (“GPA”), and Humana MarketPOINT, Inc. and its affiliates that underwrite, offer, issue or administer Products (hereinafter referred to collectively as "Humana"). Any term not otherwise defined herein shall have the meaning ascribed to it in the Agreement.

WHEREAS, the Parties recognize that information technology security practices play an important role in their relationship; and

WHEREAS, the Parties wish to memorialize those information technology security practices which they will adhere to;

NOW THEREFORE, Humana and GPA hereby agree as follows:

1)	Definitions

a)	Cardholder Data. “Cardholder Data” means the full magnetic stripe data or the Primary Account Number (“PAN”) and any or all of the following: cardholder name, approval code, or expiration date.

b)	Humana Confidential Information. “Humana Confidential Information” or “Confidential Information” shall mean

(1)	trade secrets, all past, present and future business activities and all information related to the business of Humana, its parent company and its subsidiaries and affiliated companies and its or their clients, members and/or enrollees, that may be obtained from any source, whether written or oral, as well as all information on Humana's mainframe, networks, LANs and workstations and all software, middleware, firmware, groupware and licensed internal code whether owned or licensed currently or in the future accessed by GPA Personnel by any direct or remote access method and also including but not limited to any information relating to the pricing, software or technical information, hardware, methods, processes, financial data, lists, apparatus, statistics, program, research, development or related information of Humana, its subsidiaries or affiliated companies or its clients, patients, members and/or enrollees concerning past, present or future business activities of said entities, and/or the results of the provision of Services performed by GPA Personnel under this Agreement.

(2)	Confidential Information does not include information that:

(a)	has been previously published or is now or becomes public knowledge through no fault of the other party; or

(b)	can be established by documentary evidence to have been made available to the other party, without restriction on disclosure, by a third party not under obligation of confidentiality with respect to the disclosed information; or

(c)	can be established by documentary evidence to have been independently developed or sourced by the other party; or

(d)	constitutes know how which in ordinary course becomes indistinguishable from the know-how of the other party; or

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 4-1

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)	is in response to a valid order by a court of competent jurisdiction or otherwise required by law.

c)	Information Security. “Information Security” shall have the meaning of protecting information and information systems from unauthorized access, use, disclosure, disruption, modification or destruction

d)	Multi-Function Device. “Multi-Function Device” or “MFD” shall mean an office machine which incorporates the functionality of multiple devices in one. A typical MFD may provide a combination of some or all of the following services:

(1)	Printing

(2)	Scanning

(3)	Photocopying

(4)	Faxing

(5)	E-mailing

e)	Payment Card Industry Data Security Standards. “Payment Card Industry Data Security Standards” or “PCI DSS” shall mean the information security standard for organizations that handle cardholder information for the major debit, credit, prepaid, e-purse, ATM, and POS cards as defined by the Payment Card Industry Security Standards Council. The standard was created to increase controls around cardholder data to reduce credit card fraud via its exposure. A current version of the standard may be obtained from https://www.pcisecuritystandards.org/

f)	Personal Computer. “Personal Computer” or “PC” shall mean any laptop, notebook, desktop, netbook, or any other personal computing apparatus or device which is used to access, process or display information. This definition does not include computing devices operating as servers in a hardened, controlled access, secured data center.

g)	Protected Health Information. “Protected Health Information” or “PHI” shall mean any information that is created or received by a healthcare provider, health plan, public health authority, employer, life insurer, school or university, or health care clearing house that is either oral or recorded in any form or medium. This information could include the past, present or future physical or mental health or condition of an individual as well as the provision of health care to an individual and the past, present or future payment for the provision of health care to an individual.

h)	Security Breach. “Security Breach” or “Breach” means the unauthorized acquisition, access, use or disclosure of information which compromises the security or privacy of such information, except where an unauthorized person to whom such information is disclosed would not reasonably have been able to retain such information. Security Breach does not include:

(1)	any unintentional acquisition, access, or use of Humana Confidential Information by an employee or individual acting under the authority of GPA if:

(a)	such acquisition, access or use was made in good faith and within the course and scope of the employment or other professional relationship of such employee or individual, respectively, with GPA; and

(b)	such information is not further acquired, accessed, used or disclosed by any person; or

(c)	any inadvertent disclosure from an individual who is otherwise authorized to access Humana Confidential Information at a facility operated by GPA to another similarly situated individual at the same facility; and

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 4-2

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)	any such information received as a result of such disclosure is not further acquired, accessed, used or disclosed without authorization by any person.

2)	Best Practices:

a)	GPA shall adhere to commercially reasonable best practice standards related to information security.

b)	GPA shall have a comprehensive control framework based upon a generally accepted best practice utilizing a standard set of controls, and shall be meant to include, but not be limited to, commercially available and widespread use of precautionary measures.

c)	GPA shall secure access to GPA offices.

d)	GPA shall limit access to any Humana specific processing areas to authorized Personnel only.

e)	GPA shall provide periodic and mandatory Information Security training and awareness to its permitted employees and permitted subcontractors (collectively “Personnel”).

f)	GPA shall ensure that commercially reasonable best practice standards are followed with respect to strong change-control procedures and technical controls that enforce segregation of duties, minimum necessary dataset, and role-based access control prior to users accessing Humana Confidential Information.

g)	GPA shall limit access to Humana Confidential Information to the minimum necessary dataset required to accomplish the intended purpose or use.

3)	Security Policy

a)	GPA shall develop and maintain a comprehensive Information Security Policy (“Policy”). Said Policy shall be reviewed whenever there is a material change in practices and not less than annually.

b)	GPA shall have a designated employee or group of employees who shall maintain said Policy.

c)	GPA shall monitor their Policy to ensure that the program described therein is operating in a manner reasonably calculated to prevent unauthorized access.

4)	Access Control:

a)	GPA shall require that all GPA Personnel with access to Humana's Confidential Information use a unique username and password (user accounts). Said password shall expire no less often than every ninety (90) days. Said password shall be at minimum 8 characters in length, include at least three of the following: alpha, numeric, special character, case sensitivity, and has no more than 2 consecutive repeating characters. Additionally, said password shall not contain any portion of user name shall change every 90 days maximum, and not be reused for 180 days.

b)	GPA shall ensure that passwords are terminated upon the removal of Personnel from provision of the Services for any reason.

c)	GPA’s operating-system security mechanisms must be configured to support appropriate security procedures, and should at a minimum:

(1)	Identify and verify the identity, and if necessary the terminal or location of each authorized user;

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 4-3

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(2)	Record successful and failed system accesses;

(3)	Restrict the connection times of users.

d)	GPA shall use unique logins on all network equipment whenever commercially possible.

e)	GPA shall not permit access to Humana Confidential Information via unsecured Wi-Fi IEEE802.11x wireless technology or any other unsecured wireless technology.

f)	GPA shall not permit GPA Personnel to access Humana Confidential Information via any unencrypted mobile device, including, but not limited to, unencrypted smartphones, unencrypted tablet computing devices, or any other unencrypted mobile device.

g)	If Humana Confidential Information is resident on GPA-controlled systems, GPA shall logically segregate Humana Confidential Information or data from all other GPA customer data.

h)	GPA shall appropriately secure Humana Confidential Information or data to prevent any physical access by unauthorized users.

i)	GPA shall control access to Humana Confidential Information or data in a manner which prevents any access by unauthorized users.

j)	GPA shall log all access to, and use of, Humana Confidential Information in GPA controlled systems and, upon Humana’s request, shall provide Humana with access to review such logs.

5)	Enterprise Vulnerability Management (“EVM”):

a)	GPA shall adhere commercially reasonable best practice standards for patch management criticality ranking and patching time frame requirements for all IT systems, switches, routers, appliances, servers, and workstation PC’s.

b)	GPA shall ensure that trusted, commercially available anti-virus software is installed, enabled, and kept current on all GPA servers and Personal Computers used in accessing, processing, transmitting, or storing, Humana Confidential Information.

c)	GPA shall configure all inbound servers to scan all e-mail and network traffic for known viruses and other malware.

d)	GPA shall implement trusted commercially available, up-to-date spyware protection on all GPA PC’s used for accessing, processing, transmitting, or storing Humana Confidential Information.

e)	GPA shall implement an EVM solution for all devices connected to GPA’s LAN. Such solutions shall be designed to continuously scan GPA’s entire network for known vulnerabilities.

6)	Network Security:

a)	GPA shall ensure that interconnections within GPA, with other companies, and with the Internet (“Access Points”), whether wired or wireless, into GPA’s network are protected by using firewalls, secure tunnels, or access lists on routers.

b)	GPA shall ensure that a network management system is used to monitor its local network and servers. Thresholds and alarms shall be established to notify GPA of potential problems or outages.

c)	GPA shall implement either host-based or network-based Intrusion Detection Solution (“IDS”) or Intrusion Protection Solution (“IPS”) with response and recovery plans to monitor potential unauthorized access to GPA network and systems.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 4-4

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

d)	GPA shall properly secure all unused network ports on network capable Multi-Function Devices.

e)	Upon Humana’s reasonable request, GPA shall make available internal and external network scan results to Humana for review.

7)	Transmission Security:

a)	GPA shall encrypt all data, records and files containing Humana Confidential Information that will be transmitted wirelessly or travel across public networks.

b)	GPA shall require all transmissions of PHI to be secure and encrypted, including but not limited to: e-mail, web-mail, Blackberry e-mail and other mobile device e-mail, FTP, chat and instant messaging, web services etc.

c)	GPA shall enable and require forced Transport Layer Security (“TLS”) for all e-mail communications with Humana that contain PHI.

d)	All such secured file transmission activity between server and client WS/endpoint must be logged and retained for historical review.

8)	Device and Media Control:

a)	GPA shall properly dispose of any storage media containing PHI or Humana Confidential Information, including those found in Multi-Function Devices, by purge (“Purge”) or destroy (“Destroy”) as those terms are defined in the National Institute of Standards and Technology (“NIST”) Special Publication 800-88, per all standards therein.

b)	GPA shall implement encryption of any built-in or removable storage media in any GPA controlled PC or other portable device which may access, store, transmit or process Humana Confidential Information.

c)	Where possible, GPA shall encrypt internal storage media on Multi-Function Devices.

d)	GPA shall ensure that Humana Confidential Information remains secure in production and non-production environments and systems.

e)	GPA shall encrypt all Humana Confidential Information placed on any removable storage device or media by GPA Personnel.

9)	Compliance and Required Communication:

a)	Humana reserves the right upon reasonable advance notice, to review GPA’s security procedures and compliance with this Attachment related to Services under any Schedule to the Agreement, including, but not limited to network vulnerability scans, onsite review, or independent third party review.

b)	In the event of a Security Breach involving GPA network or systems used to store, process, or transmit Humana Confidential Information, GPA shall notify Humana immediately and communicate the cause of the Breach and all remedial steps taken to resolve the incident. GPA shall further communicate to Humana any steps that it plans to take in order to prevent similar incidents in the future.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 4-5

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10)	Compliance with Humana Facility Security Practices on Humana Premises:

a)	Permitted and prohibited activities

(1)	While on Humana premises, GPA employees and subcontractors may:
(a)	Use cellular phones or personal digital assistants (PDA’s) for voice, text messaging, and email communications, provided all transmissions of confidential data are secure and encrypted as stated above.
(b)	Use Bluetooth technology for voice communications on cell phones and PDA’s (e.g., Bluetooth headsets and similar devices).
(c)	Use GPA provided computing equipment (such as laptops, tablet PC’s, projectors or other equipment) provided such equipment is used in a stand-alone configuration, isolated from the Humana network.
(2)	While on Humana premises, GPA employees and subcontractors shall NOT:
(a)	Use digital or analog photography or video technologies without express written permission from Humana Corporate Communications Department.
(b)	Connect any device, including, but not limited to a personal computer, cellular phone, PDA, router, printer, etc. to any Humana device, phone line for modem use, or network, (except for stand-alone "dumb" units such as a projector or printer), unless specifically authorized by the respective Humana Business Function using an established isolated ("Guest Kit") connection or the Wireless Guest Access (“WGA”) service connection.
(c)	Use the following wireless technologies: all wireless fidelity (“Wi-Fi”)(except the WGA specified above), non-Wi-Fi fixed wireless, Bluetooth (for non-voice communications), cellular modems (air cards), and cellular technology used as a modem for a personal computer.

b)	GPA Personnel shall obtain written approval from Humana Corporate Communications Department or from a director of a Humana communications area prior to any use of photographic, video, image or voice recording equipment while on Humana premises.

c)	GPA Personnel shall follow Humana procedures for obtaining authorized access to the Humana network, Humana applications or systems, including written approval from Humana IT Security Administration.

11)	Payment Card Industry Data Security Standard

a)	GPA shall protect Humana Cardholder Data that GPA knowingly possesses according to requirements of the then current PCI DSS.

12)	Humana-Provided Software on GPA Equipment:

a)	In the event that Humana provides software or utilities for use on GPA equipment during the term of an authorized Humana engagement (the “Humana-Provided Software”):

(1)	GPA shall use the Humana-Provided Software only as necessary for provision of services to Humana and only during the term of the services engagement as reflected on a fully-executed, authorizing document.

(2)	GPA shall establish, maintain, and periodically provide to Humana a list of workstations upon which the Humana-Provided Software will be installed, the serial number of each workstation, the full name of the Personnel in control of each of those workstations and the Humana USER ID assigned to each of those Personnel. GPA shall keep the above described information current and provide the information to Humana promptly upon request.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 4-6

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(3)	Upon request by Humana or upon termination of the provision of Services for any reason, GPA shall promptly make available to Humana any equipment upon which the Humana-Provided Software has been installed in order to facilitate Humana’s removal of the Humana-Provided Software. GPA shall retain no copies of the Humana-Provided Software.

(4)	Upon the removal of any Personnel in control of any workstation upon which Humana-Provided Software has been installed from provision of Services to Humana for any reason, including separation from GPA, GPA shall promptly make available to Humana the equipment assigned to the Personnel to facilitate Humana’s removal of the Humana-Provided Software. GPA shall retain no copies of the Humana-Provided Software.

b)	Humana may elect to provide remote support for GPA Personnel using Humana-Provided Software. Such support shall be limited to addressing issues with the use of the Humana-Provided Software in support of the Services. GPA shall hold Humana harmless from any claim for loss or damages arising from or otherwise related to any such provision of support by Humana.

c)	GPA understands that in the event Humana installs or provides for installation upon a GPA workstation an information security agent, that agent shall provide to Humana a detailed log of each security event, i.e. each action that occurs on the workstation.

13)	Classification Control Requirements

a)	GPA shall appropriately classify all Humana Confidential Information under GPA’s data classification standards in order to restrict access to authorized personnel only.

b)	GPA shall assign an individual to act as the primary security liaison between GPA and Humana (the “Security Custodian”). This person shall be a trusted source at GPA for the distribution of passwords and other security matters.

Security Custodian Name:

Matthew C. Schwartz, Chief Compliance Officer

Grandparents.com, Inc.

E-mail: mschwartz@grandparnets.com

Phone Number: 917-846-5320

Mailing Address: 589 Eighth Avenue, 6FL

New York, NY 10018

In the event that the above listed person is no longer acting in the role of Security Custodian, GPA shall notify Humana of said change by sending the above information for the new Security Custodian to eis@humana.com.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 4-7

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14)	Modification of Requirements

a)	Although the security and confidentiality requirements specified herein are minimum standards intended to facilitate the protection of Humana Confidential Information, it remains GPA's responsibility to take any additional measures and precautions necessary to ensure that Humana Confidential Information is protected from unauthorized disclosure and use.

b)	In the event that GPA determines that:

(1)	any of the Humana security and confidentiality requirements specified herein conflict with or fail to satisfy federal, state, or municipal information security laws and regulations;

(2)	any of the Humana security and confidentiality requirements specified herein conflict with or fail to satisfy the relevant and applicable information security practices in use within industries that GPA operates; or

(3)	any applicable federal, state, municipal, industry, or Humana promulgated security and confidentiality requirements jeopardize GPA's ability to protect Humana Confidential Information or meet the terms of this Agreement;

then GPA shall promptly notify Humana of such issues and the parties agree to review and/or modify the security practices specified herein to eliminate the conflict or risk to Humana Confidential Information.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 4-8

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 5

HIPAA BUSINESS ASSOCIATE ADDENDUM

THIS HIPAA BUSINESS ASSOCIATE ADDENDUM is entered into pursuant to and attached to the HUMANA MARKETING AND DISTRIBUTION AGREEMENT (“Agreement”) by and between Humana MarketPOINT, Inc. and its affiliates that offer or insure the Products (collectively, hereinafter “Humana”) and Grandparents Health Plans LLC (hereinafter “GPA”).

WITNESSETH

WHEREAS, Humana and GPA desire to enter into a standard business associate arrangement pursuant to which GPA agrees to provide broker and/or agent services under the Agreement; and

WHEREAS, Humana and GPA desire to enter into this HIPAA Business Associate Addendum (hereinafter the “BA Addendum”) as follows:

Scope of BA Addendum

A.     In conformity with the regulations at 45 C.F.R. Parts 160-164 (the “Privacy and Security Rules”), Humana will provide GPA with access to, or have GPA create, maintain, transmit and/or receive certain Protected Health Information (“PHI” as defined below), thus necessitating a written agreement that meets the applicable requirements of the Privacy and Security Rules under the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 (“HIPAA”).

B.     Humana and GPA intend to protect the privacy and provide for the security of PHI disclosed to GPA pursuant to this BA Addendum in compliance with HIPAA and the regulations promulgated thereunder by the U.S. Department of Health and Human Services, including, but not limited to, Title 45, Section 164.504(e) of the Code of Federal Regulations (“CFR”), as the same may be amended from time to time and other applicable state and federal laws, rules and regulations regarding privacy and security of personal information.

C.     The parties acknowledge that state and federal laws relating to electronic data security and privacy are rapidly evolving and that further amendment of this BA Addendum may be required to provide for procedures to ensure compliance with such developments. The parties specifically agree to take such action as is necessary to implement the standards and requirements of HIPAA, the HIPAA Regulations and other applicable laws relating to the security or confidentiality of PHI.

D.     In the event of any conflict between this BA Addendum and the Agreement as to the subject matter referenced herein, this BA Addendum shall control.

In consideration of the mutual promises below and the exchange of Information pursuant to this BA Addendum, the parties agree as follows:

1.            Definitions. The following terms shall have the meaning set forth below:

(a)	ARRA. “ARRA” means the American Recovery and Reinvestment Act of 2009.

(b)	C. F. R. “C.F. R.” means the Code of Federal Regulations.

(c)	Designated Record Set. “Designated Record Set” has the meaning assigned to such term in 45 C. F. R. 160.501.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 5-1

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)	Discovery. “Discovery” shall mean the first day on which a Security Breach is known to GPA (including any person, other than the individual committing the breach, that is an employee, officer, or other agent of GPA), or should reasonably have been known to GPA, to have occurred.

(e)	Electronic Health Record. “Electronic Health Record” means an electronic record of health-related information on an individual that is created, gathered, managed and consulted by authorized health care clinicians and staff.

(f)	Electronic Protected Health Information. “Electronic Protected Health Information” means information that comes within paragraphs 1 (i) or 1 (ii) of the definition of “Protected Health Information”, as defined in 45 C. F. R. 160.103.

(g)	Individual. “Individual” shall have the same meaning as the term “individual” in 45 C. F. R. 164.501 and shall include a person who qualifies as personal representative in accordance with 45 C. F. R. 164.502 (g).

(h)	Protected Health Information. “Protected Health Information” shall have the same meaning as the term “Protected Health Information”, as defined by 45 C. F. R. 160.103, limited to the information created or received by GPA from or on behalf of Humana.

(i)	Required by Law. “Required by Law” shall have the same meaning as the term “required by law” in 45 C. F. R. 164.501.

(j)	Secretary. “Secretary” shall mean the Secretary of the Department of Health and Human Services or his designee.

(k)	Security Breach. “Security Breach” means the unauthorized acquisition, access, use or disclosure of Protected Health Information which compromises the security or privacy of such information, except where an unauthorized person to whom such information is disclosed would not reasonably have been able to retain such information. Security Breach does not include:

(i) any unintentional acquisition, access, or use of Protected Health Information by an employee or individual acting under the authority of GPA if:

(a) such acquisition, access or use was made in good faith and within the course and scope of the employment or other professional relationship of such employee or individual, respectively, with GPA; and

(b) such information is not further acquired, accessed, used or disclosed by any person; or

(ii) any inadvertent disclosure from an individual who is otherwise authorized to access Protected Health Information at a facility operated by GPA to another similarly situated individual at the same facility; and

(iii) any such information received as a result of such disclosure is not further acquired, accessed, used or disclosed without authorization by any person.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 5-2

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(l)	Security Breach Compliance Date. “Security Breach Compliance Date” means the date that is thirty (30) days after the Secretary publishes interim final regulations to carry out the provisions of Section 13402 of Subtitle D (Privacy) of ARRA.

(m)	Security Incident. “Security Incident” shall have the same meaning as the term “security incident” in 45 C. F. R. 164.304.

(n)	Segregation of duties. “Segregation of duties” is a method for reducing the risk of accidental or deliberate system misuse. Care should be taken that no single person can access, modify or use assets without authorization or detection. The initiation of an event should be separated from its authorization. The possibility of collusion should be considered in designing the controls.

(o)	Standard Transactions. “Standard Transactions” means the electronic health care transactions for which HIPAA standards have been established, as set forth in 45 C. F. R., Parts 160-162.

(p)	Unsecured Protected Health Information. “Unsecured Protected Health Information” means Protected Health Information that is not secured through the use of a technology or methodology specified by guidance issued by the Secretary from time to time.

2.	Obligation of GPA.

(a)	Permitted Uses and Disclosures. GPA may create, use and/or disclose Humana Member’s PHI pursuant to the Agreement or this BA Addendum in accordance with the specifications set forth below provided that such use or disclosure would not violate the Privacy and Security Rules if done by Humana or the minimum necessary policies and procedures of the Humana.

•	Eligibility, claims information and medical and dental records for the sole purpose of quoting, underwriting, and case issuance and processing.

•	Eligibility, claims information, and medical and dental records for the sole purpose of case renewal activities.

•	Eligibility information for the sole purpose of commission and bonus processing and inquiries.

•	Eligibility and claims information for the sole purpose of assisting members and employers regarding claims processing and payment, member eligibility and enrollment, billing and reimbursement decisions.

•	Eligibility information for the sole purpose of assisting members and employers regarding adding coverage, terminating coverage, name and address changes, ID Card requisition, coverage questions, form requisition, and benefit verification.

•	Eligibility and claims information for the sole purpose of assisting in member specific and employers regarding utilization review and utilization management.

•	Eligibility and claims information for the sole purposes of assisting members and employers regarding medical and dental necessity reviews.

•	Eligibility and claims information for the sole purpose of assisting in member and employer specific customer service and quality improvement activities.

•	Eligibility, claims information and medical and dental records for the sole purpose of assisting members and employers regarding coverage and referral denial decisions.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 5-3

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)	Specific Use and Disclosure Provisions

(1)	Except as otherwise prohibited by this BA Addendum, GPA may use Protected Health Information for the proper management and administration of GPA or to carry out the legal responsibilities of the GPA.

(2)	Except as otherwise prohibited by this BA Addendum, GPA may disclose Protected Health Information for the proper management and administration of GPA, provided that disclosures are Required By Law, or GPA obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as Required By Law or for the purpose for which it was disclosed to the person, and the person notifies GPA of any instances of which it is aware in which the confidentiality of the information has been breached in accordance with the Security Breach and Security Incident notifications requirements of this BA Addendum.

(3)	GPA shall not directly or indirectly receive remuneration in exchange for any Protected Health Information of an individual without Humana’s prior written approval and notice from Humana that it has obtained from the individual, in accordance with 45 C.F.R. 164.508, a valid authorization that includes a specification of whether the Protected Health Information can be further exchanged for remuneration by GPA. The foregoing shall not apply to Humana’s payments to GPA for services delivered by GPA to Humana.

(4)	Except as otherwise prohibited by this BA Addendum, GPA may use Protected Health Information to provide data aggregation services to Humana as permitted by 42 C.F.R. 164.504(e)(2)(i)(B).

(5) GPA may use Protected Health Information to report violation of law to appropriate Federal and State authorities, consistent with 164.502 (j)(1).

(c)	Data Aggregation Services. For purposes of this Section, "Data Aggregation" means, with respect to Humana's PHI, the combining of such PHI by GPA with the PHI received by GPA in its capacity as a Business Associate of another covered entity, as that term is defined under HIPAA to permit data analyses that relate to the health care operations of the respective Covered Entities. If applicable, GPA shall provide the following Data Aggregation services relating to the health care operations of Humana, as such GPA shall comply with restrictions on the use and disclosure of PHI. Humana shall notify GPA of such restrictions upon the effective date of this BA Addendum.

•	Outcomes data aggregation
•	Profiling of utilization patterns, outcomes and prescribing patterns of providers
•	Geographic profiling of patterns of care rendered to Humana Members

(d)	Nondisclosure. GPA agrees to not use or disclose Protected Health Information other than as permitted or required by this BA Addendum or as Required By Law. GPA shall also comply with any further limitations on uses and disclosures agreed to by Humana in accordance with 45 C.F.R. 164.522 provided that such agreed upon limitations have been communicated to GPA according with Section 3(d) of this BA Addendum.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 5-4

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)	Safeguards. GPA shall use appropriate safeguards to prevent use or disclosure of PHI other than as specifically provided for by the Agreement or this BA Addendum. Such safeguards shall at a minimum include: (i) a comprehensive written information privacy and security policy; and (ii) a program that includes administrative, technical and physical safeguards appropriate to the size and complexity of GPA’s operations and the nature and scope of its activities; and (iii) periodic and mandatory privacy and security training and awareness to its employees and subcontractors; and (iv) appropriate confidentiality agreements with all employees, subcontractors, independent contractors and any entity to which GPA has delegated or sub-delegated its rights, duties, activities and/or obligations under the Agreement or this BA Addendum which contain terms and conditions that are the same or similar to those contained in this BA Addendum; and (v) duties and areas of responsibility should be segregated to reduce opportunities for unauthorized or unintentional modification or misuse of Humana’s or GPA’s assets.

(f)	Reporting of Disclosures and Mitigation. GPA shall provide immediate written notice to Humana of any use or disclosure of PHI other than as specifically provided for by the Agreement or this BA Addendum. Such notice shall be provided in the manner set out in this BA Addendum. GPA agrees to mitigate, to the extent practicable, any harmful effect that is known to GPA of a use or disclosure of Protected Health Information by GPA in violation of the requirements of this BA Addendum.

(g)	Contractors. It is understood and agreed that GPA shall maintain written confidentiality agreements with contractors, including without limitation subcontractors and independent contractors, as necessary to perform the services required under the Agreement, in a form consistent with, the terms and conditions established in this BA Addendum. Sample copies of the standard confidentiality agreements between GPA and contractors will be made available upon request. GPA agrees and shall require contractors to agree that in the event of any conflict between such Confidentiality Agreements and this BA Addendum, the language in this BA Addendum shall control. GPA agrees to notify Humana of any material change(s) to the aforementioned agreements at least thirty (30) days prior to implementing such change(s). GPA shall ensure that any agents, including subcontractors, to whom it provides Humana Member’s PHI received from, created by, or received by GPA on behalf of Humana agrees to the same restrictions and conditions that apply to GPA with respect to such PHI. In no event shall GPA, without Humana’s prior written approval, provide Protected Health Information received from, or created or received by GPA on behalf of Humana, to any employee or agent, including a subcontractor, if such employee, agent or subcontractor receives, processes or otherwise has access to the Protected Health Information outside of the United States.

(h)	Availability of Information. GPA agrees to provide access, at the request of Humana, and in the time and manner designated by Humana, to Protected Health Information in a Designated Record Set, to Humana or, as directed by Humana, to an Individual in order to meet the requirements under 45 C.F.R. 164.524. Humana’s determination of what constitutes “Protected Health Information” or a “Designated Record Set” shall be final and conclusive. If GPA provides copies or summaries of Protected Health Information to an Individual it may impose a reasonable, cost-based fee in accordance with 45 C.F.R. 164.524 (c)(4).

(i)	Amendment of PHI. GPA shall make PHI available to Humana as reasonably required to fulfill Humana's obligations to amend such PHI pursuant to HIPAA and the HIPAA Regulations, including, but not limited to, 45 CFR Section 164.526 and GPA shall, as directed by Humana, incorporate any amendments to PHI into copies of such PHI maintained by GPA.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 5-5

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(j)	Internal Practices. GPA agrees to make (i) internal practices, books, and records, including policies and procedures, relating to the use and disclosure of Protected Health Information received from, or created or received by GPA on behalf of, Humana, and (ii) policies, procedures, and documentation relating to the safeguarding of Electronic Protected Health Information available to Humana, or at the request of the Humana to the Secretary, in a time and manner designated by Humana or the Secretary, for purposes of the Secretary determining Humana’s compliance with the Privacy and Security Rules.

(k)	Notification of Breach. Beginning on the Effective Date of the Agreement, GPA agrees to report to Humana any potential Security Breach of Unsecured Protected Health Information without unreasonable delay and in no case later than five (5) calendar days after Discovery of a Security Breach. Such notice shall include: (i) the identification of each individual whose Unsecured Protected Health Information has been, or is reasonably believed by GPA, to have been, accessed, acquired, or disclosed; and (ii) a brief description of the event; and (iii) the date of the potential Security Breach; and (iv) the date of discovery; and (v) the type of Protected Health Information involved; and (vi) any preliminary steps taken to mitigate the damage; and (vii) a description of any investigatory steps taken. In addition, GPA shall provide any additional information reasonably requested by Humana for purposes of investigating the Security Breach. GPA’s notification of a Security Breach under this section shall comply in all respects with each applicable provision of Section 13400 of Subtitle D (Privacy) of ARRA and related guidance issued by the Secretary from time to time.

Breach notifications must be reported to Humana by one of the following methods:

By Mail:	Humana Privacy Officer
500 West Main Street, 26th Floor
Louisville, KY 40202

By Phone:	502-580-3700

By email:	privacyoffice@humana.com

(l)	In addition to the foregoing, GPA agrees that in the event of a security incident, Humana shall have the sole right to determine (i) whether notice is to be provided to any individuals, regulators, law enforcement agencies, consumer reporting agencies, media outlets and/or HHS, or others as required by law or regulation, or in Humana’s discretion; and (ii) the contents of such notice, whether any type of remediation may be offered to affected persons, and the nature and extent of any such remediation. Any such notice or remediation shall be at GPA’s sole cost and expense.

(m) GPA agrees to document such disclosures of Protected Health Information as would be required for Humana to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 C.F.R. 164.528.

(n)	GPA agrees to provide to Humana, in the time and manner designated by Humana, the information collected in accordance with Section 2(j) of this BA Addendum, to permit Humana to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 C.F.R. 164.528. In addition, with respect to information contained in an Electronic Health Record, GPA shall document, and maintain such documentation for three (3) years from date of disclosure, such disclosures as would be required for Humana to respond to a request by an Individual for an accounting of disclosures of information contained in an Electronic Health Record, as required by Section 13405(c) of Subtitle D (Privacy) of ARRA and related regulations issued by the Secretary from time to time.

(o)	GPA acknowledges that it shall request from Humana and so disclose to its affiliates, agents and subcontractors or other third parties, (i) the information contained in a “limited data set,” as such term is defined at 45 C.F.R. 164.514(e)(2), or, (ii) if needed by GPA, to the minimum necessary to accomplish the intended purpose of such requests or disclosures. In all cases, GPA shall request and disclose Protected Health Information only in a manner that is consistent with guidance issued by the Secretary from time to time.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 5-6

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(p)	With respect to Electronic Protected Health Information, GPA shall implement and comply with (and ensure that its subcontractors implement and comply with) the administrative safeguards set forth at 45 C.F.R. 164.308, the physical safeguards set forth at 45 C.F.R. 310, the technical safeguards set forth at 45 C.F.R. 164.312, and the policies and procedures set forth at 45 C.F.R. 164.316 to reasonably and appropriately protect the confidentiality, integrity, and availability of the Electronic Protected Health Information that it creates, receives, maintains, or transmits on behalf of Humana. GPA acknowledges that, effective the later of the Effective Date of the Agreement or February 17, 2010, (i) the foregoing safeguard, policies and procedures requirements shall apply to GPA in the same manner that such requirements apply to Humana, and (ii) GPA shall be liable under the civil and criminal enforcement provisions set forth at 42 U.S.C. 1320d-5 and 1320d-6, as amended from time to time, for failure to comply with the safeguard, policies and procedures requirements and any guidance issued by the Secretary from time to time with respect to such requirements.

(q)	With respect to Electronic Protected Health Information, GPA shall ensure that any agent, including a subcontractor, to whom it provides Electronic Protected Health Information, agrees to implement reasonable and appropriate safeguards to protect it.

(r)	GPA shall report to Humana any Security Incident of which it becomes aware. For purposes of reporting to Humana, any attempted unsuccessful Security Incident means any attempted unauthorized access that prompts GPA to investigate the attempt or review or change its current security measures.

(s)	If GPA conducts any Standard Transactions on behalf of Humana, GPA shall comply with the applicable requirements of 45 C.F.R. Parts 160-162.

(t)	During the term of this BA Addendum, GPA may be asked to complete a security survey and/or attestation document designed to assist Humana in understanding and documenting GPA’s security procedures and compliance with the requirements contained herein. GPA’s failure to complete either of these documents within the reasonable timeframe specified by Humana shall constitute a Material Breach of the Agreement and this BA Addendum.

(u)	Business Associate acknowledges that, effective the later of the Effective Date of the Agreement or February 17, 2010, it shall be liable under the civil and criminal enforcement provisions set forth at 42 U.S.C. 1320d-5 and 1320d-6, as amended from time to time, for failure to comply with any of the use and disclosure requirements of this BA Addendum and any guidance issued by the Secretary from time to time with respect to such use and disclosure requirements.

3.	Obligations of Humana.

(a)	Humana will use appropriate safeguards to maintain the confidentiality, privacy and security of PHI in transmitting same to GPA pursuant to the Agreement and this BA Addendum.

(b)	Humana shall notify GPA of any limitation(s) in Humana’s notice of privacy practices that Humana produces in accordance with 45 C.F.R. 164.520 (as well as any changes to that notice), to the extent that such limitation(s) may affect GPA’s use or disclosure of Protected Health Information.

(c)	Humana shall provide GPA with any changes in, or revocation of, permission by Individual to use or disclose Protected Health Information, to the extent that such changes affect GPA’s use or disclosure of Protected Health Information.

(d)	Humana shall notify GPA of any restriction to the use or disclosure of Protected Health Information that Humana has agreed to in accordance with 45 C.F.R. 164.522, to the extent that such restriction may affect GPA’s use or disclosure of Protected Health Information.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 5-7

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.     Audits, Inspection and Enforcement. From time to time upon reasonable advance notice, or upon a reasonable determination by Humana that GPA has potentially or actually breached this BA Addendum, Humana may inspect the facilities, systems, books, procedures and records of GPA to monitor compliance with this BA Addendum. GPA shall promptly remedy any violation of any term of this BA Addendum and shall certify the same to Humana in writing.

To the extent that Humana determines that such examination is necessary to comply with Humana's legal obligations pursuant to HIPAA relating to certification of its security practices, Humana or its authorized agents or contractors, may, at Humana's expense, examine GPA’s facilities, systems, procedures and records as may be necessary for such agents or contractors to certify to Humana the extent to which GPA’s administrative, physical and technical safeguards comply with HIPAA, the HIPAA Regulations or this BA Addendum.

5.     Waiver. Waiver, whether expressed or implied, of any breach of any provision of this BA Addendum shall not be deemed to be a waiver of any other provision or a waiver of any subsequent or continuing breach of the same provision. In addition, waiver of one of the remedies available to either party in the event of a default or breach of this Addendum by the other party, shall not at any time be deemed a waiver of a party’s right to elect such remedy(ies) at any subsequent time if a condition of default continues or recurs.

6.     Termination.

(a)	Term. The provisions of this BA Addendum shall take effect on the Agreement’s Effective Date and shall terminate when all of the Protected Health Information provided by Humana to GPA, or created, maintained, transmitted or received by GPA on behalf of Humana, is destroyed or returned to Humana, or, in accordance with Section 6(c)(2) of this BA Addendum. This BA Addendum shall survive termination or expiration of the Agreement.

(b)	Termination for Cause. Without limiting the termination rights of the parties pursuant to the Agreement or this BA Addendum and upon, either party’s knowledge of a Material Breach of this BA Addendum by the other party, the non-breaching party shall provide an opportunity for the breaching party, to cure the breach or end the violation, or terminate the BA Addendum, if the breaching party does not cure the breach or end the violation within the time specified by the non-breaching party, or immediately terminate this BA Addendum, if, in the non-breaching party’s reasonable judgment cure is not possible.

(c)	Effect of Termination.

(1)    Except as provided in Section 6(c), upon termination of this BA Addendum, for any reason, GPA shall return or destroy all Protected Health Information received from Humana, or created, maintained, transmitted or received by GPA on behalf of Humana. This provision shall apply to Protected Health Information that is in the possession of subcontractors or agents of GPA. GPA shall retain no copies of the Protected Health Information.

(2)   In the event GPA determines that returning or destroying the Protected Health Information is infeasible, GPA shall provide to Humana notification of the conditions that make return or destruction infeasible. Upon mutual agreement of the parties that return or destruction of Protected Health Information is infeasible, per Section 6(a) above, GPA shall continue to extend the protection of this BA Addendum to such Protected Health Information and limit further uses and disclosures of such Protected Health Information for so long as GPA maintains such Protected Health Information.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 5-8

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)	Judicial or Administrative Proceedings. Either party may terminate the Agreement, effective immediately, if: (i) the other party is named as a defendant in a criminal proceeding for a violation of HIPAA or (ii) a finding or stipulation that the other party has violated any standard or requirement of HIPAA or other security or privacy laws is made in any administrative or civil proceeding in which the party has been joined.

7.     Indemnification. Humana and GPA will indemnify hold harmless and defend the other party to the Agreement from and against any and all claims, losses, liabilities, costs and other expenses incurred as a result of, or arising directly or indirectly out of or in connection with: (i) any misrepresentation, breach of warranty or non-fulfillment of any undertaking on the part of the party under this BA Addendum; and (ii) any claims, demands, awards, judgments, actions and proceedings made by any person or organization arising out of or in any way connected with the party's performance under this BA Addendum.

8.     Disclaimer. Humana makes no warranty or representation that compliance by GPA with this BA Addendum, HIPAA or the HIPAA Regulations will be adequate or satisfactory for GPA’s own purposes or that any information in GPA’s possession or control, or transmitted or received by GPA, is or will be secure from unauthorized use or disclosure. GPA is solely responsible for all decisions made by GPA regarding the safeguarding of PHI.

9.     Assistance in Litigation or Administrative Proceedings. GPA shall make itself, and any subcontractors, employees or agents assisting GPA in the performance of its obligations under the Agreement, available to Humana, at no cost to Humana, to testify as witnesses, or otherwise, in the event of litigation or administrative proceedings being commenced against Humana, its directors, officers or employees based upon claimed violation of HIPAA, the HIPAA Regulations or other laws relating to security and privacy, except where GPA or its contractor, employee or agent is a named adverse party.

10.   Costs Recovery. GPA, at its own cost and expense shall:

•	promptly furnish to Humana full details of the breach. For purposes of this section, Breach shall mean any suspected or actual breach of security, intrusion or unauthorized use or disclosure of PHI and/or any actual or suspected use or disclosure of data in violation of any applicable federal or state laws or regulations;

•	assist and cooperate fully with Humana in Humana’s investigation of GPA, employees, contractors, sub-contractors, agents or other third parties related to the security incident, including but not limited to providing Humana with physical access to the facilities and operations affected, facilitating interviews with employees and others involved in the matter, and making available all relevant records, logs, files, systems and data; and

•	promptly use its best efforts to prevent a recurrence of any such security incident.

11.   No Third Party Beneficiaries. The parties have not created and do not intend to create by this BA Addendum any third party rights under this BA Addendum, including but not limited to Members. There are no third party beneficiaries to this BA Addendum.

12.   Receipt of PHI. GPA’s receipt of Humana Member’s PHI pursuant to the transactions contemplated by the Agreement shall be deemed to begin on the execution date below, and GPA’s obligations under this BA Addendum shall commence with respect to such PHI upon such receipt.

13.   Interpretation. The parties agree that any ambiguity in this BA Addendum shall be resolved in favor of a meaning that complies and is consistent with HIPAA and the HIPAA Regulations.

14.   Regulatory References. A reference in this BA Addendum to a section in the Privacy and Security Rules means the section as in effect or as amended.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 5-9

15.   Amendment. Upon the enactment of any law or regulation affecting the use or disclosure of Protected Health Information, the safeguarding of Electronic Protected Health Information, or the publication of any decision of a court of the United States or any state relating to any such law or the publication of any interpretive policy or opinion of any governmental agency charged with the enforcement of any such law or regulation, either party may, by written notice to the other party, amend the BA Addendum in such manner as such party determines necessary to comply with such law or regulation. If the other party disagrees with such amendment, it shall so notify the first party in writing within thirty (30) days of the notice. If the parties are unable to agree on an amendment within thirty (30) days thereafter, then Humana may terminate the Agreement on thirty (30) days written notice to GPA.

16.   Survival. The respective rights and obligations of GPA under Sections 6(c) and 7 of this BA Addendum shall survive the termination of this BA Addendum or the Agreement.

Grandparents Health Plans LLC Affinity MDA 9-1-12	Exhibit 5-10